Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 5 TO CREDIT AGREEMENT

This Amendment No. 5 to Credit Agreement (this “Amendment”) is dated as of July 24, 2023 by and among ARGO GROUP INTERNATIONAL HOLDINGS, LTD, a company organized under the laws of Bermuda and ARGO GROUP US, INC., a Delaware corporation (each, a “Borrower” and, collectively, the “Borrowers”), JPMORGAN CHASE BANK, N. A., individually as a lender and as administrative agent (in such capacity, the “Administrative Agent”), and the other financial institutions signatory hereto.

RECITALS

A.            The Borrowers, the Administrative Agent and the Lenders are party to that certain Credit Agreement dated as of November 2, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B.            Pursuant to, and in accordance with, Section 2.22 of the Credit Agreement, the Borrowers have requested that the Lenders extend the existing Revolving Maturity Date (the “Existing Termination Date”) by one year on, and subject to, the terms and conditions set forth therein and herein.

C.            The Administrative Agent, the Borrowers and the undersigned Lenders (constituting the Required Lenders) wish to amend the Credit Agreement on, and subject to, the terms and conditions set forth herein.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.            Amendment to Credit Agreement. The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.

2.            Representations and Warranties of the Borrowers. Each Borrower represents and warrants that as of the Amendment No. 5 Effective Date (as defined below):

(a)            the execution, delivery and performance by the Borrowers of this Amendment are within the Borrowers’ corporate powers and have been duly authorized by all necessary corporate action and, if required, stockholder action and this Amendment has been duly executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of each Borrower enforceable against the Borrowers in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b)            each of the representations and warranties contained in the Amended Credit Agreement (treating this Amendment as a Credit Document for purposes thereof) is true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of the date of hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) as of such earlier date); and

(c)            immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

3.            Effective Date. This Amendment shall become effective as of the date hereof (the “Amendment No. 5 Effective Date”) upon which each of the following conditions precedent shall be satisfied or waived by the Extending Lenders (as defined below):

(a)            the Administrative Agent (or its counsel) shall have received from each Borrower and each Extending Lender (constituting at least the Required Lenders), either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Amendment by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Amendment;

(b)            the Administrative Agent (or its counsel) shall have received a certificate dated the Amendment No. 5 Effective Date in form reasonably satisfactory to the Administrative Agent as to the satisfaction of the conditions set forth in clauses (f) and (g) below;

(c)            the Administrative Agent (or its counsel) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 5 Effective Date) of (i) Skadden, Arps, Slate, Meagher & Flom LLP, US counsel for the Borrowers, (ii) ASW Law Limited, Bermuda counsel for the Borrowers and (iii) in house counsel to Argo US, in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Borrowers or this Amendment as the Administrative Agent shall reasonably request;

(d)            the Administrative Agent shall have received (i) an amendment fee, for the ratable benefit of each Lender signatory hereto constituting an Extending Lender as defined below (the “Consenting Lenders”), in an aggregate amount equal to 15 bps of the aggregate Revolving Commitments of the Extending Lenders calculated immediately after giving effect to this Amendment (it being understood and agreed that such amendment fee payable pursuant this clause (i) shall be fully earned and payable on, and subject to the occurrence of, the Amendment No. 5 Effective Date, and shall not be refundable) and (ii) all other fees due and payable on or prior to the Amendment No. 5 Effective Date in connection with this Amendment, including pursuant to any separate letter agreement and, to the extent invoiced at least two (2) Business Days prior to the date hereof, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under the Credit Agreement;

(e)            (i) the Administrative Agent shall have received, at least three (3) days prior to the Amendment No. 5 Effective Date, all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing to the Borrowers at least 10 days prior to the Amendment No. 5 Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) days prior to the Amendment No. 5 Effective Date, any Lender that has requested, in a written notice to such Borrower at least 10 days prior to the Amendment No. 5 Effective Date, a

Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (e)(ii) shall be deemed to be satisfied);

(f)            since the date of the financial statements most recently delivered pursuant to Section 5.01(a) or (c) of the Credit Agreement, no event, circumstance or development shall have occurred that has had or could reasonably be expected to have a Material Adverse Effect; and

(g)            at the time of and immediately after effectiveness of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties set forth in Sections 2(a) and (b) above shall be true and correct in all respects.

4.            Reference to and Effect Upon the Credit Agreement.

(a)            Except as specifically amended or waived above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(b)            The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Amended Credit Agreement.

(c)            This Amendment shall be deemed a “Credit Document” for all purposes under the Amended Credit Agreement and the other Credit Documents.

5.            Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable and documented fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto as set forth in Section 9.03.

6.            Extension of Revolving Maturity Date. Subject to the terms and conditions set forth herein and in Section 2.22 of the Credit Agreement, the Borrowers hereby request that the Lenders extend the Existing Termination Date by one year. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, (x) the Lenders signatory hereto and identified on the signature pages hereof as an “Extending Lender” hereby consent to such requested extension and (y) any Lender that is not signatory to this Amendment or otherwise is a signatory hereto but is identified on the signature pages hereof as a “Non-Extending Lender” hereby declines (or is deemed to have declined, as applicable) such requested extension and shall be treated as a “Non-Extending Lender” under the Amended Credit Agreement and the other Loan Documents. All parties hereto hereby acknowledge and agree that this Amendment satisfies all the notice requirements set forth in Sections 2.22(a), (b) and (c) of the Credit Agreement (and hereby waive any noncompliance with any such notice requirements).

7.            Reaffirmation. Each of the Borrowers party hereto as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Borrower grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Borrower granted liens on or security interests in any of its property pursuant to any such Credit Document as security for or otherwise guaranteed the Obligations under or with respect to the Credit Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations as amended hereby.

8.            Governing Law; Jury Waiver; Etc. Sections 9.09 and 9.10 of the Amended Credit Amendment are hereby incorporated herein by reference, mutatis mutandis.

9.            Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

10.            Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

BORROWERS:

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

By	/s/ Scott Kirk
Name: Scott Kirk
Title: Chief Financial Officer

ARGO GROUP US, INC.

By	/s/ Kyle Struble
Name: Kyle Struble
Title: Chief Financial Officer

[Signature Page to Amendment No. 5]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender and as an Extending Lender

By	/s/ Danielle D. Babine
Name: Danielle D. Babine
Title: Executive Director

[Signature Page to Amendment No. 5]

HSBC Bank USA, N.A., as a Lender and as an Extending Lender

By	/s/ Mrudul Kotia
Name: Mrudul Kotia
Title: Vice President

[Signature Page to Amendment No. 5]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as an Extending Lender

By	/s/ Eva Sverdlova
Name: Eva Sverdlova
Title: Vice President, Portfolio Manager

[Signature Page to Amendment No. 5]

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as a Extending Lender

By	/s/ Glenn Schuermann
Name: Glenn Schuermann
Title: Vice President

[Signature Page to Amendment No. 5]

BANK OF AMERICA, N.A., as a Lender and as an Extending Lender

By	/s/ Chris Choi
Name: Chris Choi
Title: Managing Director

[Signature Page to Amendment No. 5]

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as a Extending Lender

By	/s/ Srisupen Andersen
Name: Srisupen Andersen
Title: VP

[Signature Page to Amendment No. 5]

Barclays Bank PLC, as a Lender and as a Extending Lender

By	/s/ Andrew Asmodeo
Name: Andrew P. Asmodeo
Title: Director

[Signature Page to Amendment No. 5]

GOLDMAN SACHS BANK USA, as a Lender and as an Extending Lender

By	/s/ Ananda DeRoche
Name: Ananda DeRoche
Title: Authorized Signatory

[Signature Page to Amendment No. 5]

EXHIBIT A

Amended Credit Agreement

[See Attached]

FINAL VERSION

Exhibit A

Conformed Credit Agreement through Amendment No. ~~4~~5

$325,000,000
CREDIT AGREEMENT

dated as of
November 2, 2018

among

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.~~,~~ and
ARGO GROUP US, INC.~~,~~
~~ARGO INTERNATIONAL HOLDINGS LIMITED, and~~
~~ARGO UNDERWRITING AGENCY LIMITED~~,
as Borrowers,

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

WELLS FARGO BANK, N.A.
and
BANK OF AMERICA, N.A.,
as Co-Syndication Agents

and

U.S. BANK NATIONAL ASSOCIATION
and
HSBC BANK USA, N.A.,
as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A.,
WELLS FARGO SECURITIES, LLC
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Bookrunners and Joint Lead Arrangers

-i-

-ii-

-iii-

SCHEDULES:

Schedule 1.01 -- Existing Letters of Credit
Schedule 1.02 -- Pricing Schedule
Schedule 1.03 – Advance Rates
Schedule 1.04 -- Trust Preferred Securities
Schedule 2.01 -- Commitments
Schedule 3.11 -- Licenses
Schedule 3.12 -- Subsidiaries
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.08 -- Existing Restrictions

EXHIBITS:

Exhibit A	--	Form of Assignment and Assumption
Exhibit B-1	--	U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal; Income Tax Purposes)
Exhibit B-2	--	U.S. Tax Compliance Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal; Income Tax Purposes)
Exhibit B-3	--	U.S. Tax Compliance Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal; Income Tax Purposes)
Exhibit B-4	--	U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal; Income Tax Purposes)
Exhibit C	--	Form of Several Letter of Credit

-iv-

CREDIT AGREEMENT dated as of November 2, 2018, among ARGO GROUP INTERNATIONAL HOLDINGS, LTD, a company organized under the laws of Bermuda~~,~~ and ARGO GROUP US, INC., a Delaware corporation, ~~ARGO INTERNATIONAL HOLDINGS LIMITED, a corporation organized under the laws of the United Kingdom, and ARGO UNDERWRITING AGENCY LIMITED, a corporation organized under the laws of the United Kingdom,~~ as Borrowers, the LENDERS party hereto from time to time, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Borrowers have requested that the Lenders provide a revolving credit facility and a term credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars.

“Acquired Entity or Business” means either (a) the assets constituting a business, division, facility, product line or line of business of any Person not already a Subsidiary or (b) all of the Equity Interests of any such Person, which Person shall, as a result of such acquisition or merger, become a Wholly-Owned Subsidiary of the Parent (or shall be merged with and into the Parent or a Wholly-Owned Subsidiary, with the Parent or such Wholly-Owned Subsidiary being the surviving Person).

“Acquisition” means any transaction, or any series of related transactions, by which any Borrower and/or any of their respective Subsidiaries directly or indirectly (i) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) Control of at least a majority in ordinary voting power of the securities of a Person which have ordinary voting power for the election of directors or (iii) otherwise acquires Control of a more than 50% ownership interest in any such Person.

“Act” has the meaning assigned to it in Section 9.14.

“Additional Revolving Commitment Lender” has the meaning assigned to it in Section 2.22(d).

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Sterling, plus (b) 0.0326% and (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMCB (or any of its designated branch offices or affiliates), together with its permitted successors and assigns, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means any Loan or any Letter of Credit.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreed Currencies” means Dollars and each Foreign Currency.

“Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.15(b).

“AIH” means Argo International Holdings Limited, a private limited liability company organized under the laws of England and Wales and registered under company number: 06543704.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Amendment No. 3 Effective Date” means December 20, 2022.

“Amendment No. 5 Effective Date” means July 24, 2023.

“Amendment No. 4” means that certain Amendment No. 4 to Credit Agreement, dated July 14, 2023, by and among the Borrowers, the Administrative Agent and the Lenders party thereto.

“Annual Statement” means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary’s jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements recommended by the NAIC to be used for filing annual statutory financial statements and shall contain the type of information recommended by the NAIC to be disclosed therein, together with all exhibits or schedules filed therewith, or, in the case of an Insurance Subsidiary not domiciled in the United States, any comparable statement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Creditor” has the meaning assigned to such term in Section 9.15(b).

“Applicable Lending Installation” is defined in Section 2.02(e).

“Applicable Percentage” means, (a) in respect of the Revolving Credit Facility, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment and (b) in respect of the Term Loan Facility, with respect to any Lender at any time, the percentage of the Term Loan Facility represented by the outstanding amount of such Lender’s Term Loans at such time; provided that in the case of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitments and Loans) represented by such Lender’s Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages pursuant to clause (a) shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any ABR Loan, Term Benchmark Loan or RFR Loan or with respect to the facility fees payable hereunder, the applicable rate per annum set forth on Schedule 1.02 under the caption “Term Benchmark Spread for Revolving Loans”, “RFR Spread for Revolving Loans”, “Alternate Base Rate Spread for Revolving Loans”, “Term Benchmark Spread for Term Loans”, “RFR Spread for Term Loans”, “Alternate Base Rate Spread for Term Loans” or “Commitment Fee Rate”.

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Argo US” means Argo Group US, Inc., a Delaware corporation.

“Argo Investment Policy” means the investment policy of the Parent and its Subsidiaries as approved by the board of directors of the Parent from time to time.

“Arranger” means JPMorgan Chase Bank, N.A., Wells Fargo Bank Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), each in its respective capacity as a joint bookrunner and joint lead arranger hereunder.

“Asset Disposition” means any sale, transfer or other disposition (excluding any loss portfolio transfer or any surplus relief transaction (within the meanings prescribed by SAP) through assumption, reinsurance, cancellation and rewriting of insurance business or otherwise) of any asset of a Borrower or any Subsidiary in a single transaction or in a series of related transactions (and whether effected pursuant to a Division or otherwise) (other than the sale of inventory or products in the ordinary course of business, the sale of obsolete or worn out property in the ordinary course of business or the sale of cash, cash equivalents and other investments made in accordance with Section 6.04(a) in the ordinary course of business).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“AUA” means Argo Underwriting Agency Limited, a private limited liability company organized under the laws of England and Wales and registered under company number: 03741768

“Australian Dollars” means the lawful currency of Australia.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:

(1)            in the case of any Loan denominated in Dollars, the Adjusted Daily Simple SOFR;

(2)            the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocking Regulation” has the meaning assigned to it in Section 3.17.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Representative” shall mean Argo US in its capacity as borrowing agent and Loan administrator for the Borrowers hereunder and under each of the other Credit Documents.

“Borrowers” means, individually and collectively, (a) the Parent, (b) Argo US, (c) AIH and (d) AUA; provided, that AIH and AUA will cease to be Borrowers and shall have no further rights or obligations hereunder as Borrowers from and after the consummation of the Specified S1200 Sale in accordance with Section 6.03(b)(iii).

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (b) Term Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest period is in effect.

“Borrowing Request” means a request by the Borrower Representative for a Borrowing in accordance with Section 2.03.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated in Sterling, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (b) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (c) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Foreign Currency of such RFR Loan, any such day that is only a RFR Business Day and (d) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, that the taking effect of any accounting standards or changes in GAAP after the Effective Date will not cause any lease obligation that was not or would not have been a Capital Lease Obligation prior to the taking effect of such accounting standards or changes in GAAP to be deemed a Capital Lease Obligation.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate” means, the greater of (I)(A) for any Loan denominated in (a) Sterling, the Bank of England’s (or any successor thereto) “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, and (c) any other Foreign Currency determined after the Amendment No. 1 Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (B) the applicable Central Bank Rate Adjustment and (II) the Floor.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, and (c) any other Foreign Currency determined after the Amendment No. 1 Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Foreign Currency for a maturity of one month.

“Change in Control” means (a) (i) prior to the Merger Consummation Date, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent; provided, that in no event shall a “Change in Control” result pursuant to this clause (a)(i) on the Merger Consummation Date from the Merger or any transactions consummated in connection with or contemplated by the Merger Agreement so long as the foregoing are consummated in accordance with the terms of the Merger Agreement or (ii) after the Merger Consummation Date, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent; (b) after the Merger Consummation Date, occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were not (i) nominated by the board of directors of the Parent, (ii) appointed by directors so nominated or (iii) appointed by written consent of the shareholders of Parent; (c) after the Merger Consummation Date, the acquisition of direct or indirect Control of the Parent by any Person or group; (d) except as otherwise expressly permitted under the terms of this Agreement (including a disposition permitted under Section 6.03(b)), the Parent shall cease to own and control, directly or indirectly, free and clear of all Liens (other than Permitted Encumbrances) all of the economic and voting rights associated with all of the outstanding Equity Interests of each of its Insurance Subsidiaries or shall cease to have the power, directly or indirectly, to elect all of the members of the board of directors of each of its Insurance Subsidiaries; (e) except as otherwise expressly permitted under the terms of this Agreement (including a disposition permitted under Section 6.03(b)), Argo US shall cease to own and control, directly or indirectly, free and clear of all Liens (other than Permitted Encumbrances) all of the economic and voting rights associated with all of the outstanding Equity Interests of each of its Insurance Subsidiaries or shall cease to have the power, directly or indirectly, to elect all of the members of the board of directors of each of its Insurance Subsidiaries or (f) except as otherwise expressly permitted under the terms of this Agreement, the Parent shall cease to own and control, directly or indirectly, free and clear of all Liens and other encumbrances all of the economic and voting rights associated with all of the outstanding Equity Interests of any of the other Borrowers or shall cease to have the power, directly or indirectly, to elect all of the members of the board of directors of any of the other Borrowers.

“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or any LC Issuer (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such LC Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in “Law”, regardless of the date enacted, adopted, issued or implemented; provided that, notwithstanding anything in this definition to the contrary, the enactment of the changes to the UK bank levy contained in the draft Finance Bill 2014 provisions as published on December 10, 2013 shall be deemed not to be a “Change in Law” regardless of the date of their enactment or entry into effect.

“Change of Tax Law” means any change in (or in the interpretation, administration or application of) any law relating to Taxes or any Treaty, or in any published practice or published concession of any relevant Governmental Authority.

“Charges” has the meaning set forth in Section 9.13.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Co-Documentation Agent” means U.S. Bank National Association and HSBC Bank USA, N.A., each in its respective capacity as a co-documentation agent hereunder.

“Co-Syndication Agent” means Wells Fargo Bank Securities, LLC and Bank of America, N.A., each in its respective capacity as a co-syndication agent hereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property with respect to which any security interest has been granted (or purported to be granted) pursuant to any Security Document.

“Collateral Account” means a depositary account or securities custody account constituting Collateral and with respect to which a Control Agreement has been entered into and is in effect.

“Collateral Agent” means U.S. Bank National Association or such other institution or institutions, including JPMCB, as the Administrative Agent may from time to time select.

“Commitment” means either a Revolving Commitment or a Term Commitment.

“Communications” has the meaning assigned to it in Section 9.01(d).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means one or more agreements, in form and substance reasonably satisfactory to the Administrative Agent, among a Borrower, a securities intermediary or depository institution (which may be JPMCB or an Affiliate thereof) holding Collateral, and the Administrative Agent with respect to collection and control of all financial assets or deposits held in the applicable securities custody or depository account maintained by such Borrower with such institution in the United States of America.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.20.

“Credit Documents” means this Agreement, any Security Document, after the execution and delivery thereof pursuant to the terms of this Agreement, each promissory note delivered pursuant to Section 2.10(e), each other document or agreement executed and delivered from time to time by any of the Borrowers in connection with or pursuant to the terms of this Agreement or any other Credit Document, each amendment or waiver hereof or thereof, and each other document related to the Credit Documents which is from time to time designated as a Credit Document by any Borrower and the Administrative Agent.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the Business Day immediately preceding such RFR Interest Day and (ii) Dollars, Daily Simple SOFR.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower Representative.

“DBRS” means DBRS Limited or any successor.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Lender Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified any Borrower or any Lender Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, the Issuing Agent or a Fronting Bank, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender Party shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Designated Person” means a person or entity.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of any assets, liabilities and/or obligations of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar Equivalent” means, on any date of determination (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Foreign Currency at the time in effect under the provisions of such Section.

“Dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA

Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®,ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Agent and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Collateral” means Collateral consisting of cash and other obligations and investments fitting within a category specified on Schedule 1.03, subject to the term and maturity criteria set forth therein; provided that no Eligible Collateral shall consist of obligations or investments issued by any “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of, or an “affiliated person” (as defined in Section 2(a)(3) of the Investment Company Act) of, any Lender.

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing; provided that the definition of “Environmental Liability” shall not include any liability arising out of any insurance policy issued by the Parent, the Borrowers or any Subsidiary thereof.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person (in each case, whether voting or non-voting or common or preferred), and in each case, any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the

Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Euro” or “€” means the single currency unit of the Participating Member States.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any currency other than Dollars, the rate at which such currency may be exchanged into Dollars at 11:00 a.m. Local Time on such day on the Reuters Currency pages, if available, for such currency. In the event that such rate does not appear on any Reuters Currency pages, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrowers, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Exchange Rate Date” means, if on such date any outstanding Loan or Letter of Credit is (or any Loan or Letter of Credit that has been requested at such time would be) denominated in a currency other than Dollars, each of:

(a)            the last Business Day of each calendar month,

(b)            if an Event of Default has occurred and is continuing, any Business Day designated as an Exchange Rate Date by the Administrative Agent in its sole discretion, and

(c)            each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of (i) a Borrowing Request or an Interest Election Request with respect to any Revolving Borrowing or (ii) each request for the issuance, amendment, renewal or extension of any Letter of Credit.

“Existing Agreement” shall have the meaning assigned to such term in Section 9.18.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient,

(a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes,

(b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Parent under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office,

(c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) or (g),

(d) any U.S. Federal withholding Taxes imposed under FATCA, and

(e) in the case of a Lender, United Kingdom income tax deductible at source from interest payable to or for the account of such Lender with respect to an applicable participation in a Loan:

(i) if, on the date on which the payment of interest falls due, the payment could have been made to the relevant Lender without a deduction on account of United Kingdom income tax if the Lender had been a Qualifying Lender but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of a Change of Tax Law occurring after the date it became a Lender; or

(ii) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (b)(ii) of the definition of Qualifying Lender and (A) an officer of H.M. Revenue & Customs has given (and not revoked) a direction under section 931 of the Income Tax Act 2007 which relates to the payment and the payment could have been made to the Lender without deduction or withholding for any Taxes if that direction had not been made or (B) the relevant Lender has not given a Tax Confirmation and the payment could have been made to the Lender without deduction or withholding for any Taxes if the Lender had given a Tax Confirmation, on the basis that the Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purposes of section 930 of the Income Tax Act 2007; or

(iii) the relevant Lender is a Treaty Lender and the UK Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without deduction or withholding for any Taxes had that Lender complied with its relevant obligations under Section 2.17(g)(ii) or 2.17(g)(iii) (as applicable); or

(iv) if such Lender acquired such participation in the Loan or Commitment by way of an Assignment and Assumption (other than pursuant to an assignment request by the Parent under Section 2.19(b)), except to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable to such Lender’s assignor immediately before such Lender acquired the applicable participation in the Loan or Commitment.

“Existing Letter of Credit” means the letters of credit identified on Schedule 1.01.

“Existing Termination Date” has the meaning assigned to it in Section 2.22(a).

“Extending Lender” has the meaning assigned to it in Section 2.22(b).

“Extension Date” has the meaning assigned to it in Section 2.22(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of any Borrower.

“Fitch” means Fitch Ratings, Inc. (or any successor).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, each Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, the Adjusted Daily Simple RFR and the Central Bank Rate shall be 0.0%.

“Foreign Currency” means Euros, Sterling or, solely with respect to Letters of Credit, Australian Dollars.

“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by a Borrower or any Subsidiary primarily for the benefit of employees of such Borrower or any one or more of the Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination or severance of employment, and which plan is not subject to ERISA or the Code.

“Fronted Letter of Credit” has the meaning assigned to such term in Section 2.06(b).

“Fronted Unpaid Drawing” means any unreimbursed LC Disbursement with respect to a Fronted Letter of Credit.

“Fronting Bank” means any Revolving Lender (or any Affiliate thereof) which is requested by the Borrower, and which, in its sole discretion, agrees in writing, to issue one or more Fronted Letters of Credit hereunder pursuant to Section 2.06 and, with respect to any Fronted Letter of Credit, means the issuer thereof.

“Fronting Participant” has the meaning assigned to such term in Section 2.06(b).

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity, including any insurance commissioner or other insurance regulatory authority, exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee made by any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless (in the case of a primary obligation that is not Indebtedness) such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HMRC DT Treaty Passport scheme” means the Board of H.M. Revenue and Customs Double Taxation Treaty Passport scheme.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all Off-Balance Sheet Liabilities and (l) all Trust Preferred Securities and similarly structured indebtedness. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Industry Loss Warranty” means an agreement, whether in the form of a reinsurance agreement or a Swap Agreement or other similar agreement entered into by any Insurance Subsidiary in accordance with its customary insurance or reinsurance underwriting procedures, which creates a payment obligation arising from an industry wide loss.

“Ineligible Institution” has the meaning assigned to it in Section 9.04(b).

“Insurance Subsidiary” means any Subsidiary which is licensed by any Governmental Authority to engage in the insurance business including, without limitation, issuing Primary Policies and/or entering into Reinsurance Agreements.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Revolving Maturity Date or the Term Maturity Date, as applicable, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Revolving Maturity Date or the Term Maturity Date, as applicable, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Revolving Maturity Date or the Term Maturity Date, as applicable.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Agent” means JPMCB, in its capacity as the issuing agent of Several Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Agent may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Agent acting as the issuing agent of the Several Letters of Credit, in which case the term “Issuing Agent” shall include any such Affiliate with respect to Several Letters of Credit for which such Affiliate acts as Issuing Agent.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, and its successors.

“LC Disbursement” means a payment made by a Revolving Lender (in the case of a Several Letter of Credit) or a Fronting Bank (in the case of a Fronted Letter of Credit) pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage under the Revolving Credit Facility of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender shall remain in full force and effect until the LC Issuers and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“LC Issuer” means each of the Issuing Agent and each Fronting Bank.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or as provided in Section 2.09(d), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender Party” means the Administrative Agent, the Issuing Agent, each Fronting Bank and each other Lender.

“Letter of Credit” means any and each of the Several Letters of Credit and the Fronted Letters of Credit.

“Leverage Ratio” means at any time, the ratio of Total Debt at such time to Total Capitalization at such time.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Fronting Lender” means any Revolving Lender which is an NAIC Approved Bank or any other Person acceptable to the Borrowers and the Administrative Agent which is listed on the NAIC Bank List, in each case, to the extent that such Person agrees (in its sole and absolute discretion) to be an issuer with respect to any Non-NAIC Approved Bank’s

Applicable Percentage of Several Letters of Credit outstanding and/or issued during the period that such Revolving Lender is not listed on the NAIC Bank List, all pursuant to a Limited Fronting Lender Agreement.

“Limited Fronting Lender Agreement” has the meaning provided in Section 2.06(a)(v).

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loans” means a Revolving Loan and/or a Term Loan, as applicable.

“Loan Value” means, with respect to any item of Eligible Collateral, the value assigned to such Collateral by the Administrative Agent from time to time in its sole reasonable discretion. Such value shall be determined on the basis of the advance rates set forth on Schedule 1.03 hereto. The Administrative Agent shall make a determination of the Loan Value of the Eligible Collateral at such time or times as it shall determine, but in no event less frequently than twice per month.

“Local Time” means (a) with respect to a Loan or Borrowing denominated in Dollars, Chicago time and (b) with respect to a Loan or Borrowing denominated in any Foreign Currency, London time.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Parent and the Subsidiaries taken as a whole, (b) the ability of the Borrowers, taken as a whole, to perform any of their payment or other material obligations under this Agreement or any other Credit Document or (c) the material rights of or benefits available to the Administrative Agent or the Lenders under this Agreement or any other Credit Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrowers and the Subsidiaries in an aggregate principal amount exceeding $30,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of a Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any legally enforceable netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maximum Rate” has the meaning set forth in Section 9.13.

“Merger” has the meaning assigned to it in Amendment No. 4.

“Merger Agreement” has the meaning assigned to it in Amendment No. 4.

“Merger Consummation Date” means the date that the Merger is consummated.

“Moody’s” means Moody’s Investors Service, Inc. (or any successor).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing substantially similar advisory, coordination or other like functions among insurance departments, insurance commissions and similar governmental authorities of the various states of the United States of America toward the promotion of uniformity in the practices of such governmental authorities.

“NAIC Approved Bank” means (a) any bank listed on the most current list of banks approved by the Securities Valuation Office of the NAIC (the “NAIC Bank List”) or (b) any Revolving Lender as to which its Limited Fronting Lender is a bank listed on the NAIC Bank List.

“Net Income” means, for any computation period, with respect to the Parent on a consolidated basis with its Subsidiaries, cumulative net income earned during such period (determined before the deduction of minority interests) as determined in accordance with GAAP.

“Net Worth Maintenance Agreement” means net worth maintenance agreements and similar agreements entered into by any Borrower or any of its respective Subsidiaries with respect to any Wholly-Owned Subsidiary.

“Non-Extending Lender” has the meaning assigned to it in Section 2.22(b). It being understood and agreed that as of the Amendment No. 5 Effective Date, Frost Bank constitutes a Non-Extending Lender.

“Non-NAIC Approved Bank” means, at any time, any Lender that is not an NAIC Approved Bank.

“Non-Consenting Lender” means a Lender which has not consented to a proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” as to which the consent of such Lender is required and the consent of the Required Lenders has been obtained.

“Non-Pro Rata Issuance Election” means an election by the Borrowers to have a Several Letter of Credit issued, renewed, extended or amended on an adjusted pro rata basis, as more fully described in Section 2.19(c).

“Non-Replaced Lender” has the meaning assigned to it in Section 2.22(e).

“Notice Date” has the meaning assigned to it in Section 2.22(b).

“NYFRB” means the Federal Reserve Bank of New York

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrowers to any of the Lenders, the Administrative Agent, any LC Issuer or any indemnified party under this Agreement, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Credit Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any Sale and Leaseback Transaction other than Capital Lease Obligations, (c) any liability under any so-called “synthetic lease” arrangement or transaction entered into by such Person, or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Administrative Agent or the LC Issuers, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent” means Argo Group International Holdings, Ltd., a company formed under the laws of Bermuda.

“Participant” has the meaning set forth in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payment” has the meaning assigned to it in Article VIII.

“Payment Notice” has the meaning assigned to it in Article VIII.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means the acquisition by the Parent or a Wholly-Owned Subsidiary thereof of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into the Parent (so long as the Parent is the surviving corporation) or a Wholly-Owned Subsidiary thereof (so long as the Wholly-Owned Subsidiary is the surviving corporation); provided that (a) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 6.03(b); and (b) in the case of a stock acquisition, such acquisition shall have been approved by the board of directors of the Acquired Entity or Business.

“Permitted Encumbrances” means:

(a)            Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)            carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)            pledges and deposits made in the ordinary course of business for insurance regulatory or licensing purposes or in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)            deposits required for insurance regulatory or licensing purposes or to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)            judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f)            easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of a Borrower or any Subsidiary; and

(g)            licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of a Borrower or any Subsidiary;

(h)            Liens incurred pursuant to ordinary course investing, clearing and settling activities;

(i)            bankers’ Liens, rights of setoff and other similar Liens not granted to secure specific Indebtedness existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by a Borrower or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained;

(j)            any Lien on any property or asset of the Borrowers or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrowers or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(k)            any Lien existing on any property or asset prior to the acquisition thereof by a Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets (other than proceeds) of the Borrowers or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(l)            Liens securing Indebtedness at no time exceeding $100,000,000 in outstanding aggregate principal amount;

(m)            Liens securing the Obligations; and

(n)            Liens upon assets subject to, and arising out of, (i) Sale and Leaseback Transactions permitted by Section 6.11 or (ii) Permitted Purchase Money Indebtedness, at no time exceeding $150,000,000 in outstanding aggregate principal amount for clauses (i) and (ii) combined;

provided that the term “Permitted Encumbrances” shall not, with respect to clauses (a)-(i) above, include any Lien securing Indebtedness.

“Permitted Purchase Money Indebtedness” means, with respect to any Person, any Indebtedness, whether secured or unsecured, including Capital Lease Obligations, incurred by such Person to finance the acquisition of fixed assets, so long as (a) at the time of such incurrence, no Default has occurred and is continuing or would result from such incurrence, (b) such Indebtedness has a scheduled maturity and is not due on demand and (c) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets on the date acquired.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Primary Policies” means any insurance policies issued by any Insurance Subsidiary.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.20.

“QPP Certificate” means a credit certificate for the purposes of the Qualifying Private Placement Regulations 2015 (2015 No. 2002), given in the form set out in Schedule 2.17(g).

“QPP Lender” means a Lender which has delivered a QPP Certificate, provided that such QPP Certificate is not cancelled or withdrawn for the purposes of the Qualifying Private Placement Regulations 2015 (2015 No. 2002) and which is not a connected person for the purposes of such regulations.

“Qualifying Lender” means (a) a Lender which is a building society (as defined for the purposes of section 880 of the Income Tax Act 2007) making an advance under a Credit Document; or (b) a Lender which is beneficially entitled to the interest payable under any Credit Document and: (i) there is no duty to deduct United Kingdom income tax in respect of that interest by virtue of section 879 of the Income Tax Act 2007, or (ii) which is a Lender who satisfies the conditions in section 933, section 934 or section 937 of the Income Tax Act 2007 in respect of the person to whom such interest is paid, or (iii) which is a Treaty Lender, or (iv) which is a QPP Lender.

“Rating” has the meaning set forth in Schedule 1.02.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any LC Issuer.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting, (4) if the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting or (5) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate or SONIA, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 9.04(b).

“Regulation D” means Regulation D of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Reinsurance Agreements” means any agreement, contract, treaty, certificate or other arrangement whereby a Borrower or any Subsidiary agrees to assume from or reinsure an insurer or reinsurer all or part of the liability of such insurer or reinsurer under a policy or policies of insurance issued by such insurer or reinsurer.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate or (iii) with respect to any Borrowing denominated in Sterling or Dollars, the applicable Adjusted Daily Simple RFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate or (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, as applicable.

“Removal Effective Date” has the meaning assigned to it in Article VIII.

“Required Lenders” means, at any time, subject to Section 2.21, Lenders having more than 50% of the sum of (a) the Revolving Credit Exposures and unused Revolving Commitments and (b) the aggregate outstanding principal amount of the Term Loans.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent or any Subsidiary,

or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Parent or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Parent or any Subsidiary.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. As of the Effective Date, the initial aggregate amount of the Lenders’ Revolving Commitments was $200,000,000 and, as of the Amendment No. 3 Effective Date, the aggregate amount of the Lenders’ Revolving Commitments was increased to $220,000,000 pursuant to, and in accordance with Section 2.09(d).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II hereof.

“Revolving Lender” means a Lender having a Revolving Commitment or Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Revolving Maturity Date” means ~~November 2, 2023~~(a) with respect to each Non-Extending Lender that has not been replaced by an Additional Revolving Commitment Lender pursuant to Section 2.22, November 2, 2023 and (b) with respect to each Extending Lender and, if applicable, each Additional Revolving Commitment Lender, November 2, 2024, subject to extension pursuant to Section 2.22.

“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA and (b) Dollars, Daily Simple SOFR.

“RFR Administrator” means the SONIA Administrator or the SOFR Administrator.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business (or any successor).

“Sale and Leaseback Transaction” means any sale or other transfer of property by any Person with the intent to lease such property as lessee.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, ~~Her~~His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, ~~Her~~His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority.

“SAP” means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) as of the date hereof in the jurisdiction of incorporation of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary.

“SEC” means the Securities and Exchange Commission of the United States of America or any succeeding Governmental Authority thereto.

“Secured Letter of Credit” means a Letter of Credit issued at the request of a Borrower which has been designated as a “Secured Letter of Credit” in the applicable Letter of Credit Application.

“Security Agreement” means, individually and collectively, each security agreement or other collateral document, each in form and substance satisfactory to the Administrative Agent, entered into between the Administrative Agent and a Borrower pursuant hereto.

“Security Documents” means the Security Agreement, each Control Agreement and each other document or instrument pursuant to which security or collateral is from time to time provided for the obligations of the Borrowers hereunder.

“Several Letter of Credit” has the meaning assigned to such term in Section 2.06(a).

“Several Unpaid Drawing” means any unreimbursed LC Disbursement with respect to a Several Letter of Credit.

“Significant Insurance Subsidiary” means any Significant Subsidiary which is an Insurance Subsidiary.

“Significant Subsidiary” of a Person means a “significant subsidiary” as defined in Rule 1 02(w) of Regulation S-X of the SEC (17 CFR Part 210). Unless otherwise expressly provided, all references herein to a “Significant Subsidiary” shall mean a Significant Subsidiary of any of the Borrowers; provided that any entity that is a Significant Subsidiary on the Effective Date or becomes a Significant Subsidiary thereafter shall remain a Significant Subsidiary for all purposes of this Agreement.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means, when used with respect to a Person, that (a) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with GAAP and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and (c) such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted. “Solvency” shall have a correlative meaning.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Special Purpose Entity” means any Subsidiary formed after the date hereof for the sole purpose of incurring Indebtedness, which Subsidiary (a) promptly remits to a Borrower the net proceeds of any such Indebtedness by way of loan or otherwise and (b) has received from the Parent and its Subsidiaries aggregate capital contributions or other payments in respect of the Equity Interests thereof not exceeding five percent of the total assets of such Subsidiary.

“Specified Amount” has the meaning set forth in the definition of Total Debt.

“Specified S1200 Sale” means the sale of all or substantially all of the Equity Interests issued by AUA and its Subsidiaries, in all material respects, pursuant to and in accordance with the Specified S1200 Sale Agreement.

“Specified S1200 Sale Agreement” means that certain Share Purchase Agreement, dated as of September 8, 2022, between AIH, as seller thereunder, and Ohio Farmers Insurance Company, as buyer thereunder, as in effect on the Amendment No. 3 Effective Date and as amended or otherwise modified from time to time thereafter in accordance with the terms thereof so long as such amendments and/or modifications are not materially adverse to the Administrative Agent or the Lenders in their capacities as such.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Subordinated Indebtedness” means Indebtedness the payment of which is subordinated to any of the obligations of the applicable Borrower or Borrowers hereunder or in connection herewith, including without limitation the obligations of the Borrowers in respect of the Trust Preferred Securities.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Parent.

“Substantial Portion” means, with respect to the property of the Parent and its Subsidiaries, property which represents more than 10% of the consolidated assets of the Parent and its Subsidiaries as would be shown in the consolidated financial statements of the Parent and its Subsidiaries as at the beginning of the twelve-month period ending with the last day of the fiscal quarter or year end for which financial statements have most recently been delivered pursuant to Section 5.01(a) or (b), as applicable, preceding the date upon which such determination is made.

“Supported QFC” has the meaning assigned to it in Section 9.20.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of a Borrower or the Subsidiaries shall be a Swap Agreement.

“Tangible Net Worth” means, with respect to the Parent, an amount equal to (a) the Parent’s total shareholder’s equity determined in accordance with GAAP, minus (b) the aggregate book value of the intangible assets, including goodwill, all determined on a consolidated basis in accordance with GAAP; provided, however, that any accumulated other comprehensive income (loss) shown on a consolidated balance sheet of the Parent and its Subsidiaries shall be excluded.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Credit Document falls within paragraph (b)(ii) of the definition of Qualifying Lender.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate.

“Term Borrowing” means a Borrowing comprised of Term Loans.

“Term Commitment” means, with respect to each Lender, the commitment of such Lender to make a Term Loan hereunder, expressed as an amount representing the maximum aggregate principal amount of such Lender’s Term Loan. The amount of each Lender’s Term Commitment is set forth on Schedule 2.01. The initial aggregate amount of the Lenders’ Term Commitments is $125,000,000.

“Term Loan” means, with respect to each Lender, such Lender’s pro-rata portion of the Term Borrowing made by the Lenders pursuant to Section 2.01(b) and, with respect to all Lenders, the aggregate of all such pro-rata portions.

“Term Loan Facility” means the term loan facility established pursuant to Article II hereof.

“Term Loan Maturity Date” means November 2, 2021.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Total Capitalization” means an amount equal to the sum of Tangible Net Worth of the Parent plus Total Debt plus (without duplication) the Specified Amount.

“Total Debt” means all Indebtedness of the Parent and its Subsidiaries, on a consolidated basis, which appears on a balance sheet calculated in accordance with GAAP plus, (a) without duplication (i) the face amount of all outstanding letters of credit in respect of which the Parent or any Subsidiary has any actual or contingent reimbursement obligation (excluding letters of credit which are issued to support the reinsurance obligations of Subsidiaries of the Parent which have been fully collateralized and letters of credit which are issued to support the capital requirements at Lloyd’s of London, otherwise known as “Funds at Lloyd’s”), (ii) the maximum aggregate amount (giving effect to any legally enforceable netting agreements) that the Parent and its Subsidiaries would be required to pay if all Swap Agreements of the Parent and its Subsidiaries with respect to interest on indebtedness for money borrowed were terminated at any date of determination and (iii) the principal amount of all Guarantees of Indebtedness by the Parent and its Subsidiaries; provided that this clause (iii) shall not include Guarantees between or among the Parent and/or its consolidated Subsidiaries, minus (b) that portion of the outstanding principal amount of all Trust Preferred Securities and similar long-term hybrid capital that is deemed to constitute equity, as determined in accordance with S&P’s methodology at such time (but only to the extent that such amount does not exceed 15% of Total Capitalization) the amount described in this clause (b) being the “Specified Amount”.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and the other Credit Documents, the borrowing of Loans and other credit extensions hereunder, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Treaty Lender” means a Lender which is not a QPP Lender and which (a) is treated as resident of a Treaty State for the purposes of the relevant Treaty, (b) does not carry on a business in the United Kingdom through a permanent establishment with which the Lender’s participation in the Loans or Commitment is effectively connected and (c) which is entitled to claim the benefits of such Treaty with respect to payments made by any UK Borrower hereunder.

“Treaty State” means a jurisdiction which has entered into a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

“Trust Preferred Securities” means those securities listed on Schedule 1.04 hereto.

“Trust Preferred Security Indebtedness” means any Indebtedness of a Borrower or a Subsidiary arising under Trust Preferred Securities.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Alternate Base Rate or the Adjusted Daily Simple RFR.

“UK Borrower” means any Borrower (i) that is organized or formed under the laws of the United Kingdom or (ii) payments from which under this Agreement or any Credit Document are subject to withholding Taxes imposed by the laws of the United Kingdom.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unsecured Letter of Credit” means a Letter of Credit which is not a Secured Letter of Credit.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.20.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Wholly-Owned Subsidiary” of a Person means (a) any subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled (other than in the case of Foreign Subsidiaries, director’s qualifying shares and/or other nominal amounts of shares required to be held by Persons other than the Parent and its Subsidiaries under applicable law).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary at “fair value”, as defined therein, and (ii) in a manner such that any obligations relating to a lease that, in accordance with GAAP as in effect on the Effective Date, would be accounted for by the Parent as an operating lease shall be accounted for as obligations relating to an operating lease and not as obligations relating to a Capitalized Lease (and shall not constitute Indebtedness hereunder).

SECTION 1.05. Foreign Currency Calculations. (a) For purposes of determining the Dollar Equivalent of any Advance denominated in a Foreign Currency or any related amount, the Administrative Agent shall determine the Exchange Rate as of the applicable Exchange Rate Date with respect to each Foreign Currency in which any requested or outstanding Advance or Letter of Credit is denominated and shall apply such Exchange Rates to determine such amount (in each case after giving effect to any Advance to be made or repaid on or prior to the applicable date for such calculation).

(b)            For purposes of any determination hereunder (including determinations under Section 6.01, 6.02, 6.04, 6.09 or 6.10 or under Article VII), all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the appropriate currency Exchange Rate; provided that no Default shall arise as a result of any limitation set forth in Dollars in Section 6.01 or 6.02 being exceeded solely as a result of changes in Exchange Rates from those rates applicable at the time or times Indebtedness or Liens were initially consummated in reliance on the exceptions under such Sections. For purposes of any determination under Section 6.04, 6.09 or 6.10, the amount of each investment, asset disposition or other applicable transaction denominated in a currency other than Dollars shall be translated into Dollars at the applicable Exchange Rate. Such Exchange Rates shall be determined in good faith by the Borrowers.

SECTION 1.06. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars or a Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.07. Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans denominated in Dollars and Foreign Currencies to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

(b)            Subject to the terms and conditions set forth herein, each Lender agrees to make a Term Loan denominated in Dollars to Parent on the Effective Date in a principal amount that will not result in (a) such Lender’s Term Loan exceeding such Lender’s Term Commitment or (b) the sum of the Term Loans exceeding the total Term Commitments; provided that the joint and several liability provisions of Section 2.20 shall remain in full force and effect with respect to the Term Loan. No amount of the Term Loan which is repaid or prepaid by the Borrowers may be reborrowed hereunder.

SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Commitments. Each Term Loan shall be made as a part of a Borrowing consisting of Term Loans made by the Lenders ratably in accordance with their respective Term Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.

(b)            Subject to Section 2.14, each Revolving Borrowing shall be comprised (A) in the case of Borrowings in Dollars, entirely of ABR Loans or Term Benchmark Loans and (B) in the case of Borrowings in any other Foreign Currency, entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Foreign Currency, as the Borrower Representative may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)            At the commencement of each Interest Period for any Term Benchmark Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or, for any Foreign Currency Borrowing, an approximate equivalent thereof as determined by the Administrative Agent) and not less than $1,000,000 (or, for any Foreign Currency Borrowing, an approximate equivalent thereof as determined by the Administrative Agent). At the time that each ABR Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Borrowing and a RFR Borrowing may be in an aggregate amount (i) that is equal to the entire unused balance of the total Revolving Commitments or (ii) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Term Benchmark Revolving Borrowings or RFR Borrowings outstanding. Notwithstanding the foregoing, Loans which are not denominated in Dollars may be made in amounts and increments in the applicable Foreign Currency satisfactory to the Administrative Agent.

(d)            Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Term Loan Maturity Date or Revolving Maturity Date, as applicable.

(e)            Notwithstanding any other provision of this Agreement, each Lender at its option may make any Loan by causing any domestic or foreign office, branch or Affiliate of such Lender (an “Applicable Lending Installation”) to make such Loan that has been designated by such Lender to the Administrative Agent. All terms of this Agreement shall apply to any such Applicable Lending Installation of such Lender and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Applicable Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower Representative, designate replacement or additional Applicable Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made. Any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower Representative shall notify the Administrative Agent of such request by telephone (a) in the case of a Term Benchmark Borrowing in Dollars, not later than 10:00 a.m., Local Time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of a Term Benchmark Borrowing denominated in Euros, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, (c) in the case of an RFR Borrowing denominated in Sterling, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of the proposed Borrowing or (d) in the case of an ABR Borrowing, not later than 10:00 a.m., Local Time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy (or by electronic communication if, after the date hereof, arrangements for doing so shall be approved by the Administrative Agent) to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower Representative. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrower to which the proceeds of the requested Borrowing shall be disbursed;

(ii)            the aggregate amount of the requested Borrowing;

(iii)            the currency (which may be Dollars or a Foreign Currency) in which such Borrowing is to be denominated;

(iv)            the date of such Borrowing, which shall be a Business Day;

(v)            whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing;

(vi)            in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii)            the location and number of the account of a Borrower to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to currency of a Borrowing is specified, then the requested Borrowing shall be made in Dollars. If no election as to the Type of such Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing, unless such Borrowing is denominated in a Foreign

Currency, in which case such Borrowing shall be a Term Benchmark Borrowing or an RFR Borrowing, as applicable. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower Representative shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. [Intentionally Omitted].

SECTION 2.05. [Intentionally Omitted].

SECTION 2.06. Letters of Credit. (a) Several Letters of Credit.

(i)            Subject to the terms and conditions set forth herein, the Borrower Representative may request the Issuing Agent to issue, on behalf of each Revolving Lender, letters of credit denominated in Dollars or Foreign Currencies for the joint and several account of the Borrowers, in substantially the form attached hereto as Exhibit C or in such other form reasonably acceptable to the Administrative Agent and the Issuing Agent (each such letter of credit, a “Several Letter of Credit” and collectively, the “Several Letters of Credit”) (which form may include having such Several Letters of Credit, though issued for the joint and several account of the Borrowers, reflect on their face Subsidiaries of the Parent as the account party and name as the beneficiaries thereof commercial counterparties or creditors of such Subsidiaries), at any time and from time to time during the Availability Period. It is the intention of the parties to this Agreement that Several Letters of Credit issued to support reinsurance-related obligations shall have terms and conditions necessary to qualify such Several Letters of Credit as permissible collateral under applicable law and, subject to the terms and conditions of this Agreement, the Issuing Agent and the Revolving Lenders agree to issue such Several Letters of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, the Issuing Agent relating to any Several Letter of Credit, the terms and conditions of this Agreement shall control.

(ii)            By the issuance of a Several Letter of Credit (or an amendment to a Several Letter of Credit increasing the amount thereof) by the Issuing Agent and without any further action on the part of the Issuing Agent or the Revolving Lenders, each Revolving Lender hereby acquires an obligation under such Several Letter of Credit equal to such Revolving Lender’s Applicable Percentage under the Revolving Credit Facility (or other applicable share if the Borrowers have made a Non-Pro Rata Issuance Election with respect to such Several Letters of Credit) of the aggregate amount to be drawn under such Several Letter of Credit (subject to the provisions in this Agreement regarding Limited Fronting Lenders). The obligations of each Revolving Lender under and in respect of each Several Letter of Credit are several, and the failure by any Revolving Lender to perform its obligations hereunder or under any Letter of Credit shall not affect the obligations of the Borrowers toward any other party hereto nor shall any other such party be liable for the failure by such Revolving Lender to perform its obligations hereunder or under any Several Letter of Credit.

(iii)            Each Several Letter of Credit shall be executed and delivered by the Issuing Agent in the name and on behalf of, and as attorney-in-fact for, each Revolving Lender and the Issuing Agent shall act under each Several Letter of Credit, and each Several Letter of Credit shall expressly provide that the Issuing Agent shall act, as the agent of each Revolving Lender, to (a) receive drafts, other demands for payment and other documents presented by the beneficiary under such Several Letter of Credit, (b) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Several Letter of Credit and (c) notify such Revolving Lender and the Borrowers that a valid drawing has been made and the date that the related Several Unpaid Drawing is to be made (and the Issuing Agent agrees to promptly make such determination and give such notice to the Revolving Lenders and the Borrowers); provided that, the Issuing Agent shall have no obligation or liability for any Several Unpaid Drawing under such Several Letter of Credit, and each Several Letter of Credit shall expressly so provide. Each Revolving Lender hereby irrevocably appoints and designates the Issuing Agent as its attorney-in-fact, acting through any duly authorized officer of the Issuing Agent, to execute and deliver in the name and on behalf of such Revolving Lender each Several Letter of Credit to be issued by such Revolving Lender hereunder and to take the other actions described in clauses (a) through (c) above. Promptly upon the request of the Issuing Agent, each Revolving Lender will furnish to the Issuing Agent such powers of attorney or other evidence as any beneficiary of any Several Letter of Credit may reasonably request in order to demonstrate that the Issuing Agent has the power to act as attorney-in-fact for such Lender to execute and deliver such Several Letter of Credit.

(iv)            Each Revolving Lender in respect of the issuance of Letters of Credit represents that on the date of this Agreement (or, if later, the date such Revolving Lender becomes a party to this Agreement) it is a NAIC Approved Bank or it has in effect a Limited Fronting Agreement with a Limited Fronting Lender. Each Revolving Lender in respect of the issuance of Letters of Credit agrees to use commercially reasonable efforts in order to, at all times, (i) be listed on the NAIC Approved Bank List or (ii) maintain in effect a Limited Fronting Agreement with a Limited Fronting Lender. If at any time any Revolving Lender shall cease to be a NAIC Approved Bank, such Revolving Lender shall promptly notify the Borrower Representative and the Administrative Agent.

(v)            In the event that any Revolving Lender or any other Person acceptable to the Borrowers and the Administrative Agent which is listed on the NAIC Bank List agrees (in its sole and absolute discretion) to act as a Limited Fronting Lender for any Non-NAIC Approved Bank pursuant to which such Limited Fronting Lender will itself honor the obligations of such Non-NAIC Approved Bank in respect of Several Letters of Credit as if, and to the extent, such Limited Fronting Bank were originally named on such Several Letters of Credit, and upon such other terms and conditions as such parties may agree (including fees payable by such Non-NAIC Approved Bank to such Limited Fronting Lender) (such agreement, a “Limited Fronting Lender Agreement”), the following provisions shall apply (in addition to any other provisions hereof relating to Limited Fronting Lenders):

(A)            Upon the issuance of any Several Letter of Credit pursuant hereto, with respect to any Non-NAIC Approved Bank under such Several Letter of Credit, each applicable Limited Fronting Lender, in reliance upon the agreement of such Non NAIC Approved Bank set forth in this Section, agrees (A) to issue through the Issuing Agent, in addition to its own obligations as a Revolving Lender under such Several Letter of Credit, severally such Several Letter of Credit in an amount equal to such Non-NAIC Approved Bank's Applicable Percentage under the Revolving Credit Facility (or other applicable share if the Borrowers have made a Non-Pro Rata Issuance Election with respect to such Several Letters of Credit) of the stated amount of such Several Letter of Credit (or the portion thereof for which such Limited Fronting Lender has agreed to be a Limited Fronting Lender), and (B) to amend or extend each Several Letter of Credit previously issued by it as a Limited Fronting Lender for such Revolving Lender;

(B)            With respect to any Several Letter of Credit issued by a Limited Fronting Lender pursuant to clause (A) above, such Revolving Lender agrees to purchase participations (as provided in Section 2.06(a)(vi)) in the obligations of such Limited Fronting Lender under such Several Letter of Credit attributable to such Revolving Lender for which such Limited Fronting Lender has agreed to act as a Limited Fronting Lender hereunder; and

(C)            Such Revolving Lender in respect of the issuance of Letters of Credit shall promptly furnish a copy of its Limited Fronting Agreement to the Borrowers and the Administrative Agent.

Notwithstanding anything herein to the contrary, no Revolving Lender shall have any obligation to agree to act hereunder as a Limited Fronting Lender for any other Person unless such Revolving Lender has entered into a Limited Fronting Lender Agreement in its sole and absolute discretion.

(vi)            In the event any Revolving Lender purchases a participation in the Letter(s) of Credit of its Limited Fronting Lender pursuant to Section 2.06(a)(v), then, without any further action on the part of any party, such Limited Fronting Lender grants to such Revolving Lender, and such Revolving Lender hereby acquires from such Limited Fronting Lender, a participation in such Limited Fronting Lender’s Applicable Percentage (or other applicable share if the Borrowers have made a Non-Pro Rata Issuance Election with respect to such Several Letters of Credit) of the relevant Letters of Credit attributable to such Revolving Lender for which such Limited Fronting Lender has agreed to act as a Limited Fronting Lender hereunder. Each Revolving Lender purchasing a participation hereunder acknowledges and agrees that its obligation to acquire such participations in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments. In consideration and in furtherance of the foregoing, such Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the applicable Limited Fronting Lender an amount equal to the amount of each payment made by such Limited Fronting Lender in respect of the portion of such Letter of Credit in which such Revolving Lender holds a participation, promptly upon the request of such Limited Fronting Lender at any time from the time such payment is made until such payment is reimbursed by the Borrowers or at any time after any reimbursement payment is required to be refunded to the Borrowers for any reason or at any time as may be set forth in the Limited Fronting Lender Agreement between such Limited Fronting Lender and such Revolving Lender. Such payment by such Revolving Lender shall be made for account of the applicable Limited Fronting Lender without any offset, abatement, withholding or reduction whatsoever. To the extent that any Revolving Lender has made payments pursuant to this paragraph to reimburse a Limited Fronting Lender in respect of any participation interests purchased hereunder in respect of any Letter of Credit, promptly following receipt by the Administrative Agent of any payment from the Borrowers or any other account party pursuant to Section 2.06(e) in respect of such Letter of Credit, the Administrative Agent shall distribute such payment to such Limited Fronting Lender and such Revolving Lender, in each case as their interests may appear. Any payment made by a Revolving Lender in respect of its participation pursuant to this paragraph to reimburse the applicable Limited Fronting Lender for any payment made in any respect of any drawing under a Letter of Credit shall not relieve the Borrower or any other account party of its obligation to reimburse the amount of such drawing pursuant to the terms of this Agreement.

(b)            Fronted Letters of Credit.

(i)            Subject to the terms and conditions set forth herein, the Borrower Representative may request any Fronting Bank to issue (and any Fronting Bank, in its sole discretion may issue), one or more Letters of Credit denominated in Dollars or Foreign Currencies for the joint and several account of the Borrowers, in a form reasonably acceptable to the Administrative Agent and the Fronting Bank (each such letter of credit, a “Fronted Letter of Credit” and collectively, the “Fronted Letters of Credit”) (which form may include having such Fronted Letters of Credit, though issued for the joint and several account of the Borrowers, reflect on their face Subsidiaries of the Parent as the account party and name as the beneficiaries thereof commercial counterparties or creditors of such Subsidiaries), at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, the Fronting Bank relating to any Fronted Letter of Credit, the terms and conditions of this Agreement shall control. Upon the effectiveness of this Agreement, the Existing Letter of Credit shall, without any further action by any party, be deemed to have been issued as a Letter of Credit hereunder by JPMCB on the date of such effectiveness and shall for all purposes hereof be treated as a Fronted Letter of Credit under this Agreement.

(ii)            By the issuance of a Fronted Letter of Credit (or an amendment to a Fronted Letter of Credit increasing the amount thereof) and without any further action on the part of the Fronting Bank or the Revolving Lenders, the Fronting Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Fronting Bank (each such Revolving Lender, in its capacity under this Section 2.06(b) a “Fronting Participant”), a participation in such Fronted Letter of Credit equal to such Lender’s Applicable Percentage under the Revolving Credit Facility of the aggregate amount available to be drawn under such Fronted Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Fronting Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by the Fronting Bank under the Fronted Letters of Credit and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Fronted Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Fronted Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Upon any change in the Revolving Commitments or Applicable Percentages with respect to the Revolving Credit Facility of the Revolving Lenders pursuant to this Agreement (including pursuant to Section 2.20), it is hereby agreed that, with respect to all outstanding Fronted Letters of Credit and Fronted Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.06 to reflect the new Applicable Percentages with respect to the Revolving Credit Facility of the assignor and assignee Revolving Lender or of all Revolving Lenders with Revolving Commitments, as the case may be.

(iii)            In the event that any Fronting Bank makes any payment under any Fronted Letter of Credit and the Borrowers fail to make such payment when due pursuant to Section 2.06(e), such amount (which, if denominated in a currency other than Dollars, shall be converted into Dollars at the Exchange Rate) shall bear interest at the Alternate Base Rate and the Administrative Agent shall notify each Fronting Participant of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Fronting Participant’s Applicable Percentage under the Revolving Credit Facility thereof. Promptly following receipt of such notice, each Fronting Participant shall pay to the Administrative Agent its Applicable Percentage under the Revolving Credit Facility of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Fronting Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Fronting Bank, or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Fronting Bank, then to such Revolving Lenders and the Fronting Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Fronting Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(c)            Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable LC Issuer) to the applicable LC Issuer and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Several Letter of Credit or Fronted Letter of Credit, as applicable, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit will be a Secured Letter of Credit or an Unsecured Letter of Credit and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable LC Issuer, the Borrower Representative also shall submit a letter of credit application on the applicable LC Issuer’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit each Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the Dollar Equivalent of an amount equal to the Revolving Commitments and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Commitments.

(d)            Expiration Date. Unless approved by the applicable LC Issuer and each Revolving Lender, each Letter of Credit shall expire at or prior to the close of business on the date one year or less after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year or less after the then-current expiration date at the time of such renewal or extension); provided that any Letter of Credit will include, if requested, customary “evergreen” provisions; provided further that (i) no Letter of Credit shall have an expiry date more than one year after the Revolving Maturity Date, (ii) the applicable LC Issuer shall be under no obligation to renew or extend any Letter of Credit after the Revolving Maturity Date and (iii) with respect to of any Letter of Credit expiring after the Revolving Maturity Date, the Borrowers shall cash collateralize such Letter of Credit on or before the date five (5) Business Days prior to the Revolving Maturity Date in the manner and to the extent described in Section 2.06(j).

(e)            Reimbursement. If any Revolving Lender or any Fronting Bank shall make any LC Disbursement in respect of a Letter of Credit, it may notify the Borrowers and shall promptly notify the Administrative Agent (which shall promptly notify the Borrowers) and the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent, for the account of such Revolving Lender or such Fronting Bank, as applicable, an amount equal to such LC Disbursement calculated as of the date such LC Disbursement is made not later than 3:00 p.m., Local Time, on the second Business Day following the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 3:00 p.m., Local Time, on (i) the second Business Day following the date that the Borrower Representative receives such notice, if such notice is received prior to 10:00 a.m., Local Time, on the day of receipt, or (ii) the Business Day immediately following the second Business Day after the day that the Borrower Representative receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 (but without regard to the minimum and multiples specified in such Section) that such payment be financed with an ABR Revolving Borrowing in an equivalent amount of such LC Disbursement and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing.

(f)            Obligations Absolute. The Borrowers’ obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Revolving Lender or any Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor any LC Issuer, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of applicable LC Issuer; provided that the foregoing shall not be construed to excuse any LC Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the such LC Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any LC Issuer (as finally determined by a court of competent jurisdiction), such LC Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable LC Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)            Disbursement Procedures. The applicable LC Issuer shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable LC Issuer shall promptly notify the Administrative Agent and the Borrower Representative by telephone (confirmed by telecopy) of such demand for payment and whether such LC Issuer has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such LC Issuer and the Revolving Lenders with respect to any such LC Disbursement.

(h)            Interim Interest. If any Revolving Lender or any Fronting Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of (i) each Revolving Lender pro rata in accordance with its Applicable Percentage with respect to the Revolving Credit Facility, in the case of Several Letters of Credit or (ii) the applicable Fronting Bank, in the case of Fronted Letters of Credit, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (b)(iii) of this Section to reimburse the applicable Fronting Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)            Replacement of the Issuing Agent. The Issuing Agent may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the Revolving Lenders, the replaced Issuing Agent and the successor Issuing Agent. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Agent pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Agent shall have all the rights and obligations of the Issuing Agent under this Agreement with respect to the applicable Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Agent” shall be deemed to refer to such successor or to any previous Issuing Agent, or to such successor and all previous Issuing Agent, as the context shall require. After the replacement of an Issuing Agent hereunder, the replaced Issuing Agent shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Agent under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)            Cash Collateralization. If (i) any Event of Default shall occur and be continuing and if all outstanding Loans have been declared to be due and payable pursuant to Article VII, then, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in clause (h) or (i) of Article VII or (ii) any Letter of Credit shall have an expiration date after the Revolving Maturity Date, on the date five Business Days prior to the Revolving Maturity Date the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, (A) in the case of Letters of Credit denominated in Dollars, an amount in cash in Dollars equal to 105% of the face amount of such Letters of Credit and (B) in the case of Letters of Credit denominated in a Foreign Currency, in cash in Dollars equal to 120% of the face amount of such Letter of Credit or, at the request of the Issuing Agent or the Fronting Bank, as applicable, in cash in the relevant Foreign Currency equal to 105% of the face amount of such Letter of Credit. Any such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Revolving Lenders or the Fronting Bank, as applicable, for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder (i) as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived and (ii) as a result of the expiration of a Letter of Credit extending past the Revolving Maturity Date, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after the surrender or expiration of such Letter of Credit.

(k)            LC Issuer Agreements. Each LC Issuer agrees that, unless otherwise requested by the Administrative Agent, such LC Issuer shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) during the immediately preceding week in respect of all Letters of Credit issued by such LC Issuer, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such LC Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof changed), it being understood that such LC Issuer shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such LC Issuer makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which the Borrowers fail to reimburse an LC Disbursement required to be reimbursed to such LC Issuer (or any Revolving Lender, with respect to any Several Letter of Credit that such LC Issuer issued) on such day, the date of such failure and the amount and currency of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request. Such reports shall be provided to any Lender upon such Lender’s request.

(l)            Collateral for Secured Letters of Credit. If a Borrower requests that any Letter of Credit be issued as a Secured Letter of Credit pursuant to Section 2.06(c), then at or prior to the time of issuance of such Letter of Credit such Borrower shall deposit (or cause to be deposited) with the Collateral Agent Eligible Collateral having an aggregate Loan Value in an amount which results in the aggregate Loan Value of all such Eligible Collateral being at least equal to 100% of the face amount of such Secured Letters of Credit. If at any time the aggregate LC Exposure associated with such Letters of Credit shall exceed the amount of such Eligible Collateral deposited with the Collateral Agent, such Borrower shall, within three Business Days of receipt of written request therefor from the Administrative Agent, deposit (or cause to be deposited) with the Collateral Agent such additional Eligible Collateral as may be required to eliminate such excess. If such Borrower shall fail to provide such additional Eligible Collateral within such time period, such Letter of Credit shall (from and after such third Business Day until such excess has been eliminated) be treated as an Unsecured Letter of Credit for purposes of determining the fees payable to the Lenders with respect thereto pursuant to Section 2.12(b). The Administrative Agent shall determine the Dollar Equivalent of the LC Exposure in respect of Secured Letters of Credit from time to time in its discretion. For the avoidance of doubt, any cash collateral deposited with the Collateral Agent pursuant to Section 2.06(j) shall constitute Eligible Collateral under this Section 2.06(l).

(m)            Adjustment of Applicable Percentages. Upon (i) each addition of a new Revolving Lender hereunder and (ii) each change in the Revolving Commitment of a Revolving Lender pursuant to this Agreement, including pursuant to an increase in the commitments pursuant to Section 2.09(d), then (A) in the case of each outstanding Several Letter of Credit, with the consent of the beneficiary thereunder to the extent required by the terms thereof or under applicable law (including, if applicable, the Uniform Customs and Practices for Documentary Credits governing such Several Letter of Credit), the Administrative Agent shall promptly amend such Several Letter of Credit to specify the Revolving Lenders that are parties thereto, after giving effect to such event, and such Revolving Lenders’ respective Applicable Percentages (or other applicable share if the Borrowers have made a Non-Pro Rata Issuance Election with respect to such Several Letters of Credit) as of the effective date of such amendment and (B) in the case of each outstanding Fronted Letter of Credit, the participation interest of each Revolving Lender therein shall automatically be adjusted to reflect, and each Lender shall have a participation in such Fronted Letter of Credit equal to, such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Fronted Letter of Credit after giving effect to such event. However, it is acknowledged by the Administrative Agent and the Revolving Lenders that amendments of outstanding Several Letters of Credit may not be immediately effected. Accordingly, whether or not Several Letters of Credit are amended as contemplated hereby, the Revolving Lenders agree that they shall purchase and sell participations or otherwise make or effect such payments among themselves (but through the Administrative Agent) so that payments by the Revolving Lenders of drawings under Several Letters of Credit and payments by the Borrowers of LC Disbursements and interest thereon are, except as otherwise expressly set forth herein, in each case shared by the Revolving Lenders in accordance with the respective Applicable Percentages (or other applicable shares if the Borrowers have made a Non-Pro Rata Issuance Election with respect to such Several Letters of Credit) of the Revolving Lenders from time to time in effect.

SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to the account specified pursuant to Section 2.03, which shall be an account of a Borrower maintained with the Administrative Agent in New York City (or, in the case of Loans denominated in a Foreign

Currency, in such other location as may be designated by the Administrative Agent) and designated by the Borrowers in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Lenders pro rata in accordance with their respective Applicable Percentage with respect to the Revolving Credit Facility (in the case of Several Letters of Credit) or the applicable Fronting Bank (in the case of Fronted Letters of Credit).

(b)            Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Section 2.07 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (x) the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of a Borrowing denominated in Dollars) or (y) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount (in the case of a Borrowing denominated in a Foreign Currency) or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c)            In the event that the Borrowers have made a Non-Pro Rata Issuance Election and thereafter the Borrowers request a Revolving Loan, such Revolving Loan shall, subject to the other terms and provisions hereof, be advanced first, by those Non-NAIC Approved Banks that do not participate in the issuance, renewal, extension or amendment of one or more Several Letters of Credit as the result of such Non-Pro Rata Issuance Election until, after giving effect thereto, the Revolving Credit Exposure owing to the Lenders are held by the Lenders pro rata in accordance with their respective Revolving Commitments and second, by the Lenders (including such Non-NAIC Approved Banks) pro rata in accordance with their respective Revolving Commitments; provided that, for the avoidance of doubt, the aggregate outstanding amount of the Revolving Credit Exposure of such Lender shall not exceed the Revolving Commitment of such Lender notwithstanding the provisions of this Section 2.07(c).

SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a Term Benchmark Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type, in the case of Borrowings denominated in Dollars, or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)            To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower Representative were requesting a Borrowing of the Type and denominated in the currency resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower Representative.

(c)            Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the currency and amount of Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)            the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)            whether the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings denominated in Dollars), a Term Benchmark Borrowing or an RFR Borrowing (in the case of Borrowings denominated in Sterling); and

(iv)            if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower Representative shall be deemed to have selected an Interest Period of one month’s duration.

(d)            Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)            If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Term Benchmark Revolving Borrowing in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period that is one month. If the Borrower Representative fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing in a Foreign Currency prior to the end of the Interest Period therefor, then, unless such Term Benchmark Borrowing is repaid as provided herein, the Borrower Representative shall be deemed to have selected that such Term Benchmark Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the

Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, (x) each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (y) each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in a Foreign Currency shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than Dollars shall either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) at the end of the Interest Period, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the Borrower Representative by the earlier of (x) the date that is three Business Days after receipt by the Borrower Representative of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the Borrower Representative shall be deemed to have elected clause (A) above.

SECTION 2.09. Termination and Reduction and Increase of Commitments. (a) Unless previously terminated (or extended pursuant to Section 2.22), the Revolving Commitments shall terminate on the Revolving Maturity Date. The Term Commitments shall terminate upon the making of the Term Loan on the Effective Date.

(b)            The Borrowers may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures would exceed the total Revolving Commitments.

(c)            The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders, in each case accordance with their respective Revolving Commitments.

(d)            The Borrower Representative at its option may, from time to time, after the Effective Date, seek to increase the total Revolving Commitments by up to an aggregate amount of $100,000,000 (resulting in maximum total Revolving Commitments of $300,000,000) upon at least three (3) Business Days’ prior written notice to the Administrative Agent, which notice shall specify the amount of any such increase (which shall not be less than $10,000,000 or such lesser amount to which the Administrative Agent may agree) and shall certify that no Default has occurred and is continuing. After delivery of such notice, the Parent, in its discretion, may offer the increase (which may be declined by any Lender in its sole discretion) in the total Revolving Commitments on either a ratable basis to the Lenders or on a non pro-rata basis to one or more Lenders and/or to other Lenders or entities that are NAIC Approved Banks and are reasonably acceptable to the Administrative Agent, the Issuing Agent, the Fronting Banks and the Borrower Representative; provided that no increase may be offered to any entity that is an Ineligible Institution. No increase in the total Revolving Commitments shall become effective until the existing or new Lenders extending such incremental Revolving Commitment amount and the Borrowers shall have delivered to the Administrative Agent a document in form and substance reasonably satisfactory to the Administrative Agent pursuant to which (i) any such existing Lender agrees to the amount of its Revolving Commitment increase, (ii) any such new Lender agrees to its Revolving Commitment and agrees to assume and accept the obligations and rights of a Lender hereunder, (iii) the Borrowers accept such incremental Revolving Commitments, (iv) the effective date of any increase in the Revolving Commitments is specified and (v) the Borrowers certify that on such date the conditions for a new Loan set forth in Section 4.02 are satisfied. Upon the effectiveness of any increase in the total Revolving Commitments pursuant hereto, (i) each Lender (new or existing) shall be deemed to have accepted an assignment from the existing Lenders, and the existing Lenders shall be deemed to have made an assignment to each new or existing Lender accepting a new or increased Revolving Commitment, of an interest in each then outstanding Revolving Loan (in each case, on the terms and conditions set forth in the Assignment and Assumption) and (ii) the LC Exposure of the existing and new Lenders shall be adjusted as contemplated by Section 2.06(m) such that, after giving effect to such assignments and adjustments, all Revolving Credit Exposure hereunder is held ratably by the Lenders in proportion to their respective Revolving Commitments. Assignments pursuant to the preceding two sentences shall be made in exchange for, and substantially contemporaneously with the payment to the assigning Lenders of, the principal amount assigned. Payments received by assigning Lenders pursuant to this Section in respect of the principal amount of any Term Benchmark Loan shall, for purposes of Section 2.16 be deemed prepayments of such Loan. Any increase of the total Revolving Commitments pursuant to this Section 2.09(d) shall be subject to receipt by the Administrative Agent from the Borrowers of such supplemental opinions, resolutions, certificates and other documents as the Administrative Agent may reasonably request. No consent of any Lender (other than the Lenders agreeing to new or increased Revolving Commitments) shall be required for any incremental Revolving Commitment provided or Revolving Loan made pursuant to this Section 2.09(d).

SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) The Borrowers hereby jointly and severally unconditionally promise to pay (i) to the Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date and (ii) to the Administrative Agent for the account of each applicable Lender the unpaid principal amount of its Term Loan on the Term Loan Maturity Date.

(b)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)            The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)            The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e)            Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(f)            If as of any date a determination is required or authorized to be made under the Credit Documents the aggregate Revolving Credit Exposure of the Lenders exceeds the aggregate Revolving Commitments of the Lenders, the Borrowers shall within two (2) Business Days prepay the Loans in the amount of such excess. To the extent that, after the prepayment of all Loans an excess of the Credit Exposure over the aggregate Revolving Commitments still exists, the Borrowers shall promptly cash collateralize the Letters of Credit in the manner described in Section 2.06(j) in an amount sufficient to eliminate such excess.

(g)            The Administrative Agent will determine the Dollar Equivalent of the aggregate LC Exposure and the Dollar Equivalent of each Loan on each Exchange Rate Date. If at any time the sum of such amounts exceeds 105% of the aggregate Revolving Commitments of the Lenders, the Borrowers shall within two (2) Business Days prepay the Revolving Loans in an amount sufficient to reduce the sum of such amounts to no greater than the amount of the aggregate Revolving Commitments of the Lenders. To the extent that, after the prepayment of all Loans an excess of the sum of such amounts over the aggregate Revolving Commitments still exists, the Borrowers shall promptly cash collateralize the Letters of Credit in the manner described in Section 2.06(j) in an amount sufficient to eliminate such excess.

SECTION 2.11. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part and without prepayment or penalty, subject to prior notice in accordance with paragraph (b) of this Section.

(b)            The Borrower Representative shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) in the case of prepayment of (x) a Term Benchmark Borrowing (denominated in Dollars or Euros), not later than 11:00 a.m., Local Time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an RFR Revolving Borrowing denominated in Sterling, not later than 11:00 a.m., Local Time, five RFR Business Days before the date of prepayment or (iv) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Local Time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09(d), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09(d). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12. Fees. (a) Subject to Section 2.21(a), the Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee in Dollars, which shall accrue at the Applicable Rate on such Lender’s Applicable Percentage under the Revolving Credit Facility of the daily amount of the difference between the Revolving Commitment of such Lender and the Revolving Credit Exposure of such Lender during the period from and including the date hereof to but excluding the date on which such Revolving Commitment terminates. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifth Business Day after receipt by the Borrowers of an invoice with respect to such fee and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)            Subject to Section 2.21(c), the Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its credit exposure in respect of Letters of Credit (whether in the form of participations in Fronted Letters of Credit or as a ratable issuer of Several Letters of Credit), equal to (A) in the case of Unsecured Letters of Credit, the Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans on the average daily amount available to be drawn under such Unsecured Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) and (B) in the case of Secured Letters of Credit, at the applicable rate per annum set forth on Schedule 1.02 under the caption “Secured Letter of Credit Fee” on the average daily amount available to be drawn under such Secured Letter of Credit, in each case, during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Fronting Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrowers and such Fronting Bank on the average daily amount of the LC Exposure in respect of Fronted Letters of Credit issued by it (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the applicable LC Issuer’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifth Business Day following receipt by the Borrowers of an invoice thereof; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the applicable LC Issuer pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)            The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d)            All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Agent or the applicable Fronting Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)            (i) The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate and (ii) each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Rate.

(c)            Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any of the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)            Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, upon the final maturity thereof and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)            All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings computed by reference to the Daily Simply RFR denominated in Sterling shall be computed on the basis of a year of 365 days, (ii) interest on Borrowings denominated in any other Foreign Currency for which it is required by applicable law or customary to compute interest on the basis of a year of 365 days or, if required by applicable law or customary, 366 days in a leap year, shall be computed on such basis, and (iii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Adjusted Daily Simple RFR or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:

(i)            the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or

(ii)            the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower Representative delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above and (B) for Loans denominated in a Foreign Currency, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower Representative’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower Representative delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (B) for Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Borrower Representative’s election prior to such day: (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Borrower's election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) immediately or (B) be prepaid in full immediately.

(b)            Notwithstanding anything to the contrary herein or in any other Credit Document (and, for the avoidance of doubt, any Swap Agreement shall be deemed not to be a “Credit Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (Local Time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class, as applicable.

(c)            Notwithstanding anything to the contrary herein or in any other Credit Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(d)            The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)            Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)            Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower Representative may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrowers will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Foreign Currency is outstanding on the date of the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (A) for Loans denominated in Dollars any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (B) for Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Borrower Representative’s election prior to such day: (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign

Currency, at the Borrower Representative’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) immediately or (B) be prepaid in full immediately.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBOR Rate) or any LC Issuer;

(ii)            impose on any Lender or any LC Issuer or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)            subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting into, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such LC Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such LC Issuer or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender, such LC Issuer or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such LC Issuer or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)            If any Lender or any LC Issuer determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such LC Issuer capital or on the capital of such Lender’s or such LC Issuer’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such LC Issuer, to a level below that which such Lender or such LC Issuer or such Lender’s or such LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such LC Issuer’s policies and the policies of such Lender’s or such LC Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrowers will pay to such Lender or such LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such LC Issuer or such Lender’s or such LC Issuer’s holding company for any such reduction suffered.

(c)            A certificate of a Lender or an LC Issuer setting forth the amount or amounts necessary to compensate such Lender or such LC Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower

Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such LC Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)            Failure or delay on the part of any Lender or any LC Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such LC Issuer’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an LC Issuer pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such LC Issuer, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such LC Issuer’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Notwithstanding the above, a Lender will not be entitled to demand compensation for any increased cost or reduction set forth in this Section 2.15 at any time if it is not the general practice of such Lender to demand such compensation from similarly situated borrowers in similar circumstances at such time.

SECTION 2.16. Break Funding Payments.

(a)            With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or (v) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, each Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of anticipated profits). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(b)            With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19 or (iv) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of anticipated profits). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)            Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 2.17, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)            Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)            Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A)            any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)            any Foreign Lender (with respect to such Borrower) shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, an executed IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4)            to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender (with respect to such Borrower) shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Credit Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)            Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(g)            Additional United Kingdom Withholding Tax Matters.

(i)            Without limiting the generality of the foregoing and subject to (ii) below, each Lender and each UK Borrower which makes a payment to such Lender shall cooperate in completing as soon as reasonably possible any procedural formalities necessary for such UK Borrower to obtain authorization to make such payment without withholding or deduction or subject to a reduced rate of withholding or deduction for Taxes imposed under the laws of the United Kingdom and renew such authorization where it expires or ceases to have effect.

(ii)           (A)  A Lender on the day on which this Agreement closes that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 2.01; and

(B)  a Lender which becomes a Lender hereunder after the day on which this Agreement closes that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence to the Borrower Representative and in the relevant documentation it executes to becomes a Lender, and

(C)  Upon satisfying either clause (A) or (B) above, such Lender shall have satisfied its obligation under paragraph (g)(i) above.

(iii)            If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii) above, the UK Borrower(s) shall duly complete and file HMRC form DTTP2 with HMRC within 30 days of the date of this Agreement in respect of a Lender falling within Section 2.17(g)(ii)(A) and within 30 days of the date a Lender falling under Section 2.17(g)(ii)(B) becomes a Lender under this Agreement (a “Borrower DTTP Filing”) with respect to such Lender, and shall promptly provide such Lender with a copy of such filing; provided that, if:

(A)            each UK Borrower making a payment to such Lender has not made a Borrower DTTP Filing in respect of such Lender; or

(B)            each UK Borrower making a payment to such Lender has made a Borrower DTTP Filing in respect of such Lender but:

(1)            such Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(2)            HM Revenue & Customs has not given such UK Borrower authority to make payments to such Lender without a deduction for tax within 60 days of the date of such Borrower DTTP Filing;

and in each case, such UK Borrower has notified that Lender in writing of either (1) or (2) above, then such Lender and such UK Borrower shall co-operate in completing any additional procedural formalities necessary for such UK Borrower to obtain authorization as soon as reasonably possible to make that payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

(iv)            If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (g)(ii) above, no UK Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(v)            Each UK Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(vi)            Each Lender shall promptly notify the Parent and Administrative Agent if it determines in its sole discretion that it ceases to be entitled to claim the benefits of an income tax treaty to which the United Kingdom is a party with respect to payments made by any UK Borrower hereunder.

(vii)            A Lender on the day on which this Agreement closes which is a Qualifying Lender solely by virtue of (b)(ii) of the definition of Qualifying Lender gives a Tax Confirmation by entering into this Agreement.

(viii)            A Lender which has given a Tax Confirmation shall promptly notify the Parent and Administrative Agent if there is any change in the position from that set out in the Tax Confirmation.

(ix)            A QPP Lender shall promptly notify the Parent and Administrative Agent if it becomes aware of any change in the position from that set out in the QPP Certificate.

(x)            If the UK Borrower receives a notification from H.M. Revenue & Customs that a QPP Certificate given by a Lender has no effect, the UK Borrower shall promptly provide a copy of such notification to the Parent and Administrative Agent for delivery to the relevant Lender.

(h)           Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)            Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

(j)            Defined Terms. For purposes of this Section 2.17, the term “Lender” includes the LC Issuers and the term “applicable law” includes FATCA.

(k)           For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Except as otherwise provided herein with respect to the reimbursement of LC Disbursements, each of the Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn, Floor 19, Chicago, Illinois 60603 (or, for payments denominated in a Foreign Currency, to J.P. Morgan Europe Limited, 125 London Wall, London EC2Y 5AJ), except payments to be made directly to an LC Issuer as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of (i) principal or interest in respect of any Loan shall be made in the currency in which such Loan is denominated or (ii) any other amount due hereunder or under another Credit Document shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall at or before such time have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)          If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)            If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Term Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders without recourse or warranty from the other Lenders except as contemplated by Section 9.04 in respect of assignments to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any of the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each of the Borrowers consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any of the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)            Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any LC Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable LC Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable LC Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such LC Issuer with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, (i) at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of an amount denominated in Dollars) and (ii) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount (in the case of an amount denominated in a Foreign Currency).

(e)            If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(e), 2.07(c), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent or the applicable LC Issuer to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender or LC Issuer requests compensation under Section 2.15, or if any of the Borrowers is required to pay any Indemnified Taxes or additional amounts to any Lender or LC Issuer or any Governmental Authority for the account of any Lender or LC Issuer pursuant to Section 2.17, then such Lender or LC Issuer, as applicable, (at the written request of such Borrower) shall use reasonable efforts to designate a different lending office for funding or booking its Loans, LC Disbursements or participations in LC Disbursements (as applicable) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or LC Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender or LC Issuer to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or LC Issuer. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or LC Issuer in connection with any such designation or assignment.

(b)            If any Lender or LC Issuer requests compensation under Section 2.15, or if any of the Borrowers is required to pay any additional amount to any Lender or any Governmental

Authority for the account of any Lender or LC Issuer pursuant to Section 2.17, or if any Lender or LC Issuer becomes a Defaulting Lender, a Non-NAIC Approved Bank or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender or LC Issuer and the Administrative Agent, require such Lender or LC Issuer to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender or LC Issuer, if a Lender or LC Issuer accepts such assignment); provided that (i) the Borrower Representative shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, each LC Issuer), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (iv) such assignee shall not be an Ineligible Institution. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

(c)            The Borrowers may, subject to the terms and conditions set forth in this clause (c), request that all Several Letters of Credit that are required to be issued or that are outstanding during the period that a Non-NAIC Approved Bank (i) does not have a Limited Fronting Lender and (ii) continues to be a Revolving Lender hereunder be issued or renewed, extended or amended, as applicable, by the Revolving Lenders on a pro rata basis that excludes the Revolving Commitment of such Non-NAIC Approved Bank, provided that, if the Borrowers elect to request that any Several Letter of Credit be issued, renewed, extended or amended on an adjusted pro rata basis, (i) such issuance, renewal, extension or adjustment shall be made only to the extent that it would not cause the Revolving Credit Exposure owing to any Revolving Lender to exceed such Revolving Lender’s Revolving Commitment and (ii) thereafter, if the Borrowers elect to request a Revolving Loan, such Revolving Loan shall be advanced as provided in Section 2.07(c).

SECTION 2.20. Joint and Several Liability of the Borrowers.

(a)            Each of the Borrowers shall be jointly and severally liable hereunder and under each of the other Credit Documents with respect to all Loans and all other Obligations, regardless of which of the Borrowers actually receives the proceeds of the Loans or the benefit of any other extensions of credit hereunder, or the manner in which the Borrowers, the Administrative Agent, the Lenders or the applicable LC Issuer accounts therefore in their respective books and records. In furtherance and not in limitation of the foregoing, (i) each Borrower’s obligations and liabilities with respect to proceeds of Loans which it receives or Letters of Credit issued for its account, and related fees, costs and expenses, and (ii) each Borrower’s obligations and liabilities arising as a result of the joint and several liability of Borrowers hereunder with respect to proceeds of Loans received by, or Letters of Credit issued for the account of, any of the other Borrowers, together with the related fees, costs and expenses, shall be separate and distinct obligations, both of which are primary obligations of such Borrower. The joint and several liability of each of the Borrowers shall not be impaired or released by (A) the failure of the Administrative Agent, any Lender or the applicable LC Issuer, any successors or assigns thereof, or any holder of any of the Obligations to assert any claim or demand or to exercise or enforce any right, power or remedy against any Borrower, any Subsidiary, any other Person or otherwise; (B) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the Obligations or the release or compromise of any obligation of any nature of any Person with respect thereto; (C) the surrender, release or exchange of all or any part of any property securing payment, performance and/or observance of any of the Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property; (D) any action or inaction on the part of the Administrative Agent, any Lender or the applicable LC Issuer, or any other event or condition with respect to any other Borrower, including any such action or inaction or other event or condition, which might otherwise constitute a defense available to, or a discharge of, such Borrower, or a guarantor or surety of or for any or all of the Obligations; and (E) any other act, matter or thing (other than indefeasible payment in full or performance of the Obligations) which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of such Borrower or any other Borrower.

(b)            Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar U.S. or foreign statute or common law) then the Obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether foreign, federal or state and including, without limitation, the federal Bankruptcy Code).

(c)            To the extent that any Borrower shall make a payment under this Section 2.20 of all or any of the Obligations (other than Loans the proceeds of which were received by such Borrower) (a “Surety Payment”) that, taking into account all other Surety Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Surety Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Surety Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Surety Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Surety Payment. As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 2.20 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar U.S. or foreign statute or common law. This Section 2.20(c) is intended only to define the relative rights of Borrowers and nothing set forth in this Section 2.20(c) is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 2.20(a). Nothing contained in this Section 2.20(c) shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrowers to which such contribution and indemnification is owing. The rights of the indemnifying Borrowers against other Borrowers under this Section 2.20(c) shall be exercisable only upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

(d)            The liability of Borrowers under this Section 2.20 is in addition to and shall be cumulative with all liabilities of each Borrower to the Administrative Agent and Lenders under this Agreement and the other Credit Documents to which such Borrower is a party, without any limitation as to amount.

SECTION 2.21. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)            fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12;

(b)            the Revolving Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c)            if any LC Exposure with respect to Fronted Letters of Credit exists at the time a Lender becomes a Defaulting Lender then:

(i)            all or any part of such LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages under the Revolving Credit Facility but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time; and

(ii)            if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)            if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.21(c), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting

Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)           if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.21(c), then the fees payable to the Lenders pursuant to Section 2.12 shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages under the Revolving Credit Facility; or

(v)            if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.21(c), then, without prejudice to any rights or remedies of any LC Issuer or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Fronting Banks until such LC Exposure is cash collateralized and/or reallocated; and

(d)           so long as any Lender is a Defaulting Lender, no Fronting Bank shall be required to issue, amend or increase any Fronted Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.21(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(c)(i) (and Defaulting Lenders shall not participate therein).

(e)            If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Fronting Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Fronting Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Fronting Bank shall have entered into arrangements with a Borrower or such Lender, satisfactory to such Fronting Bank to defease any risk to it in respect of such Lender hereunder.

(f)            In the event that the Administrative Agent, the Borrowers and each Fronting Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.22. Extension of Revolving Maturity Date.

(a)            Requests for Extension. The Parent may, on up to two (2) occasions and by notice to the Administrative Agent (who shall promptly notify the Lenders) not less than sixty (60) days prior to the then effective Revolving Maturity Date (the “Extension Date”), request that each

Lender extend such Lender’s Revolving Maturity Date for an additional one year from the Revolving Maturity Date then in effect hereunder (the “Existing Termination Date”).

(b)            Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is ten (10) Business Days after receipt of notice from the Administrative Agent of the Borrower’s request for an extension (the “Notice Date”) advise the Administrative Agent whether or not such Lender agrees to such extension (each such Lender that determines to so extend its Revolving Maturity Date, being an “Extending Lender” and each Lender that determines not to so extend its Revolving Maturity Date, being a “Non-Extending Lender”). In the event that a Lender that does not so advise the Administrative Agent on or before the Notice Date such Lender shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c)            Notification by Administrative Agent. The Administrative Agent shall notify the Parent of each Lender’s determination under this Section no later than the date fifteen (15) days prior to the Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d)            Additional Revolving Commitment Lenders. If (and only if) the Required Lenders have agreed to extend the Revolving Maturity Date then in effect hereunder, the Parent shall have the right at any time prior to the date 30 days prior to the existing Revolving Maturity Date applicable to any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement, one or more entities that are not Ineligible Institutions with the consent of the Administrative Agent and each Fronting Bank (such consent not to be unreasonably withheld or denied) (each, an “Additional Revolving Commitment Lender”) in accordance with the provisions contained in Section 2.09(d), provided that each of such Additional Revolving Commitment Lenders shall have entered into an Assignment and Assumption Agreement pursuant to which such Additional Revolving Commitment Lender shall, effective as of the date of the Assignment and Assumption, accept a new or incremental Revolving Commitment which results in there being aggregate Revolving Commitments in an amount no greater than the aggregate amount of Revolving Commitments before giving effect to assignments contemplated by this Section 2.22(d).

(e)            Minimum Extension Requirement. If (and only if) the Required Lenders have agreed so to extend the Revolving Maturity Date then in effect hereunder as described in this Section 2.22, then, effective as of such Extension Date, the Revolving Maturity Date of each Extending Lender and each Additional Revolving Commitment Lender shall be extended to the date falling one year after the Existing Termination Date (except that, if such date is not a Business Day, such date shall be the next preceding Business Day) and each Additional Revolving Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement; provided, however, that there shall be no change in the Revolving Maturity Date of any Non-Extending Lender that has not been replaced by an Additional Revolving Commitment Lender (each a “Non-Replaced Lender”).

(f)            Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Revolving Maturity Date pursuant to this Section shall not be effective with respect to any Lender unless:

(i)              no Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

(ii)            the representations and warranties contained in Article V or any other Credit Document are true and correct on and as of the date of such extension and after giving effect thereto, as though made on and as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date;

(iii)           since the date of the financial statements most recently delivered pursuant to Section 5.01(a) or (c), no event, circumstance or development shall have occurred that has had or could reasonably be expected to have a Material Adverse Effect;

(iv)           the Parent shall have delivered to the Administrative Agent a certificate dated the Effective Date in form satisfactory to the Administrative Agent as to the satisfaction of the conditions set forth in clauses (i) – (iii) above and other relevant documentation, including legal opinions, reasonably requested by the Administrative Agent; and

(v)            on the Revolving Maturity Date of each Non-Replaced Lender, the Borrowers shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to repay, nonratably, the Loans of such Non-Replaced Lenders and the Revolving Commitment of such Non-Replaced Lenders shall be terminated. The Applicable Percentages under the Revolving Credit Facility of the remaining Lenders shall be revised accordingly as of such date.

(g)            Conflicting Provisions. This Section shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

ARTICLE III

Representations and Warranties

Each of the Borrowers represents and warrants to the Administrative Agent and the Lenders that:

SECTION 3.01. Organization; Powers. Each of the Parent and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrowers’ corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws, memorandum or articles of association or other organizational documents of the Parent or any of its Subsidiaries or any order of any Governmental Authority applicable to the Parent or any of its Subsidiaries and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Parent or any of its Subsidiaries, but only to the extent that such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrowers have heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders equity and cash flows (including consolidating statements and schedules) of the Parent as of and for the fiscal ~~years~~year ended December 31, ~~2020 and December 31, 2021~~2022, reported on without qualification by Ernst & Young LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b)            Since December 31, ~~2021~~2022, there has been no material adverse change in the business, assets, operations or financial condition of the Parent and its Subsidiaries, taken as a whole.

SECTION 3.05. Properties. (a) The Parent and its Subsidiaries have good title to, or valid leasehold interests in, all their real and personal property material to their business, taken as a whole, except for minor defects in title that do not interfere with their ability to conduct their business as currently conducted or to utilize such properties for their intended purposes.

(b)            Each of the Parent and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and, to the knowledge of the Borrowers, the use thereof by the Parent and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against or affecting the Parent or any of its Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

SECTION 3.07. Compliance with Laws and Agreements. Each of the Parent and its Subsidiaries is in compliance with: (i) the charter, by-laws, memorandum or articles of association or other organizational documents applicable to it and (ii) all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment Company Status. Neither the Parent nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of the Parent and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.11. Insurance Licenses. As of the Effective Date, (i) Schedule 3.11 attached hereto lists all of the jurisdictions in which any Significant Insurance Subsidiary holds active licenses and is authorized to transact insurance business, (ii) no such license is the subject of a proceeding for suspension or revocation, there is no sustainable basis for such suspension or revocation, and to any Borrower’s knowledge, no such suspension or revocation has been threatened by any Governmental Authority, except as could not reasonably be expected to result in a Material Adverse Effect, (iii) Schedule 3.11 also indicates the type or types of insurance in which each such Insurance Subsidiary is permitted to engage with respect to each license therein listed, and (iv) none of the Significant Insurance Subsidiaries transacts any insurance business, directly or indirectly, in any state other than those enumerated in Schedule 3.11.

SECTION 3.12. Subsidiaries. As of the Effective Date, the Parent has no Subsidiaries other than those Subsidiaries listed on Schedule 3.12. Schedule 3.12 correctly sets forth, as of the Effective Date, (i) the percentage ownership (direct or indirect) of the Parent in the Equity Interests of its Subsidiaries and also identifies the direct owner thereof, (ii) the jurisdiction of organization of each such Subsidiary and (iii) with respect to each such Subsidiary, whether such Subsidiary is a Significant Subsidiary or Significant Insurance Subsidiary; provided that the identification of Significant Subsidiaries on Schedule 3.12 may be provided within thirty (30) days after the Effective Date. Notwithstanding anything in Section 9.02 to the contrary, Schedule 3.12 shall be amended to reflect such Significant Subsidiaries upon identification thereof as contemplated thereby.

SECTION 3.13. Material Agreements. Neither the Parent nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

SECTION 3.14. Disclosure.

(a)            Each of the Borrowers has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder taken as a whole (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that projected financial information is as to future events and is not to be viewed as fact and that actual results during the period or periods covered by any such information may differ significantly from the projected results and such differences may be material).

(b)            As of the Effective Date, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.15. Solvency. The Parent and its Subsidiaries are, on a consolidated basis, Solvent.

SECTION 3.16. Foreign Pension Plan. Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) each Foreign Pension Plan has been maintained in compliance with its terms and in compliance with the requirements of any and all applicable laws, statutes, rules, regulations and orders (including all funding requirements and the respective requirements of the governing documents for each such Foreign Pension Plan) and has been maintained, where required, in good standing with applicable regulatory authorities, (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made, (iii) no actions or proceedings have been taken or instituted to terminate or wind up a Foreign Pension Plan, and (iv) neither any Borrower nor any Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan.

The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Parent’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed by more than $10,000,000 the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

SECTION 3.17. Anti-Corruption Laws and Sanctions. The Borrowers have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance in all material respects by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrowers, their Subsidiaries and their respective directors and officers and to the knowledge of the Borrowers its employees and agents (under the control of any Borrower or Subsidiary), are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrowers, any Subsidiary or to the knowledge of the Borrowers or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrowers, any agent (under the control of any Borrower or Subsidiary) of the Borrowers or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by the Credit Agreement will violate Anti-Corruption Laws or applicable Sanctions. The foregoing representations in this Section 3.17 will not apply to any party hereto to which Council Regulation (EC) 2271/96 (the “Blocking Regulation”) applies, if and to the extent that such representations are or would be unenforceable pursuant to, or would otherwise result in a breach and/or violation of, (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in the United Kingdom.

SECTION 3.18. Affected Financial Institutions. No Borrower is an Affected Financial Institution.

SECTION 3.19. Plan Assets; Prohibited Transactions. None of the Borrowers or any of their Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations) and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

SECTION 3.20. Margin Regulations. The Borrowers and their Subsidiaries are not engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit extension hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrowers only or of the Borrowers and their Subsidiaries on a consolidated basis) will be Margin Stock.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of any Lender or LC Issuer to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)            The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)            The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Willkie Farr & Gallagher LLP, US counsel for the Borrowers, (ii) Conyers Dill & Pearman, Bermuda counsel for the Borrowers, (iii) Willkie Farr & Gallagher (UK) LLP, UK counsel for the Borrowers and (iv) in house counsel to Argo US, in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Borrowers, this Agreement or the Transactions as the Administrative Agent shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

(c)            The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrowers, the authorization of the Transactions and any other legal matters relating to the Borrowers, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)            The Administrative Agent shall have received a certificate relating to the solvency of each of the Borrowers in form and substance reasonably satisfactory to the Administrative Agent.

(e)            The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Parent, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02, stating (i) the Rating of Argo US and (ii) the Rating of each Insurance Subsidiary of Argo US.

(f)            All obligations of the Borrowers under the Existing Agreement (other than any contingent indemnification obligations or obligations in respect of outstanding letters of credit thereunder which are continued under this Agreement) shall have been or shall substantially contemporaneously be repaid in full and all commitments to extend credit pursuant to such agreement shall be terminated.

(g)            The Lenders shall have received audited (without qualification) consolidated financial statements of Argo Group International Holdings, Ltd. for the fiscal years ended December 31, 2016 and December 31, 2017.

(h)            The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(i)            All governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the financing contemplated by this Agreement and the continuing operations of the Parent and its Subsidiaries shall have been obtained and be in full force and effect.

(j)            (i) The Administrative Agent shall have received, at least five days prior to the Effective Date, all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing to the Borrowers at least 10 days prior to the Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to such Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (j)(ii) shall be deemed to be satisfied).

The Administrative Agent shall notify the Borrower Representative and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of any Lender or LC Issuer to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., Chicago time, on November 30, 2018 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Lender or LC Issuer to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)            The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) as of such earlier date).

(b)            At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)            If a Secured Letter of Credit is being requested, (i) the Borrowers shall have executed a Security Agreement and Control Agreement and the Administrative Agent shall have received such resolutions, certificates and opinions with respect thereto as the Administrative Agent may reasonably request and (ii) the Borrowers shall have collateralized such Letter of Credit as set forth in, and to the extent required by, Section 2.06(l).

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (or, in the case of any Letter of Credit extending past the Revolving Maturity Date, been cash collateralized in accordance with Section 2.06(j)) and all LC Disbursements shall have been reimbursed, each of the Borrowers covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements; Ratings Change and Other Information. The Borrowers will furnish to the Administrative Agent for distribution to each Lender:

(a)            within 90 days after the end of each fiscal year of the Parent, audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year for the Parent and its consolidated subsidiaries. The consolidated financial statements will set forth in each case in comparative form the figures for the previous fiscal year as available, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)           with respect to Argonaut Insurance Company, Colony Insurance Company, Rockwood Casualty Insurance Company, Argo Re, Ltd and other Significant Insurance Subsidiaries created subsequent to the Effective Date, as soon as available, and in any event (i) within 15 days after the date required to be filed, a copy of each such entity’s statutory Annual Statement for such year ended December 31, as filed with the insurance department (or other equivalent insurance regulatory authority) of the state or other jurisdiction of domicile of such entity, and (ii) within 15 days after the date required to be filed, a copy of each such entity’s audited or unaudited, as the case may be, financial statements for such year ended December 31, as filed with the insurance department (or other equivalent insurance regulatory authority) of the state or other jurisdiction of domicile of such entity. The financial statements referred to in this Section 5.01(b)(ii) shall fairly present in all material respects the statutory financial position of each such entity as of the dates therein specified and the statutory results of operations and cash flow of each such entity for the periods therein specified, and shall be prepared in conformity with SAP (or an equivalent standard in the applicable jurisdiction). The financial statements referred to in sub-clause (ii) of this Section 5.01(b) shall, if required, be accompanied by an audit report thereon of Ernst & Young LLP or such other firm of independent auditors of recognized national standing selected by the Parent that is reasonably satisfactory to the Administrative Agent to the effect that such financial statements present fairly, in all material respects, the financial position of each such entity as of the end of the fiscal year being reported on in conformity with SAP and that the examination of such auditors in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said auditors deemed necessary in the circumstances.

(c)            within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (commencing with the fiscal quarter ending September 30, 2018), unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year for the Parent and its consolidated subsidiaries. The consolidated financial statements will set forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year as available, all certified by a Financial Officer of either the Parent or the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(d)            concurrently with any delivery of financial statements under clause (a) or (c) above, a certificate of a Financial Officer of either the Parent or the Borrower Representative (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) certifying as to compliance with Sections 6.09 and 6.10 and setting forth reasonably detailed calculations ~~demonstrating compliance with Sections 6.09 and 6.10~~of the Leverage Ratio and Tangible Net Worth as of the end of the applicable fiscal quarter, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) solely with respect to certificates delivered with Section 5.01(a) deliveries, updated versions of Schedules 3.11 and 3.12 providing current lists of the information required thereby;

(e)            (i) promptly after the same become publicly available, copies of all 10-K and 10-Q reports (or successor forms thereof) and other material reports and other materials filed by any Borrower or a Subsidiary with the SEC or with any national securities exchange, as the case may be, in any event other than routine reports which are required to be provided to any of the above-listed entities concerning the management of employee benefit plans, including, without limitation, stock purchases or the exercise of stock options made under any such employee benefit plan and (ii) upon request by any Lender, copies of any 8-K reports (or any successor form thereof) or proxy statements filed by any Borrower or a Subsidiary with the SEC or with any national securities exchange;

(f)            promptly after S&P or any other nationally recognized rating agency shall have announced a change in Rating, written notice of such rating change;

(g)            promptly after A.M. Best, S&P or any other nationally recognized rating agency shall have announced a change in its financial strength rating of an Insurance Subsidiary or any Affiliate thereof, or shall have first assigned a rating thereto, written notice of such changed or initial rating;

(h)            promptly after the creation of any Significant Subsidiary or of any Person becoming a Significant Subsidiary, notice of such creation or occurrence; and

(i)            promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Parent or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request, including any actuarial reports prepared regarding any Insurance Subsidiary, provided, that the delivery of any actuarial reports shall be subject to the consent of the applicable independent actuarial consulting firm (if then required) and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.

Information required to be delivered pursuant to the foregoing Section 5.01(a), (c) and (e) shall be deemed to have been delivered on the date on which the Borrowers deliver copies of such information to the Administrative Agent on behalf of the Lenders or on the date on which the Borrowers provide notice (including notice by electronic transmission) to the Administrative Agent that such information has been posted on the SEC website on the Internet at sec.gov/edgar/searches.htm or at another website identified in such notice and accessible by the Lenders without charge.

SECTION 5.02. Notices of Material Events. The Borrowers will furnish to the Administrative Agent for distribution to each Lender as soon as possible but in any event within five (5) Business Days after any officer of a Borrower becomes aware thereof, written notice of the following:

(a)            the occurrence of any Default;

(b)            the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c)            the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent and its Subsidiaries in an aggregate amount exceeding $15,000,000;

(d)            the receipt by the Parent or any Subsidiary of any notice from any Governmental Authority, trustee or actuary in relation to any non-compliance with any laws, regulations and rules applicable to any Foreign Pension Plan, including funding requirements and the respective requirements of the governing documents for such Foreign Pension Plan, which could reasonably be expected to result in liability of the Parent and its Subsidiaries in an aggregate amount which, either alone or with any other such events which have occurred, exceeds $15,000,000;

(e)            (i) the receipt by any Borrower or any Insurance Subsidiary of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any license now or hereafter held by any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations, other than such expiration, revocation or suspension which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (iii) any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which could reasonably be expected to have a Material Adverse Effect;

(f)            any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in connection with this Agreement that would result in a material change to the list of beneficial owners identified in such certification; and

(g)            any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of either the Parent or the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Borrowers will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, licenses, permits, privileges and franchises (including without limitation, certificates of authority and other required insurance licenses) material to the conduct of the business of the Borrowers and their Subsidiaries, taken as a whole, except, in the case of clause (ii), where failure to do so, individually or in the aggregate, could not be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, Division, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Obligations. The Borrowers will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. The Borrowers will, and will cause each Subsidiary to, (a) keep and maintain all property material to the conduct of the business of the Borrowers and their Subsidiaries taken as a whole in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06. Books and Records; Inspection Rights. The Borrowers will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrowers will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 5.07. Compliance with Laws. The Borrowers will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrowers will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance in all material respects by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents under their control with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans and the Letters of Credit will be used only for general corporate purposes, including working capital and acquisitions permitted hereby (and, for the avoidance of doubt, repayment in full of the obligations under the Existing Agreement). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Notwithstanding anything herein to the contrary, no Letter of Credit hereunder shall be issued to support the capital requirements at Lloyd’s of London, otherwise known as “Funds at Lloyd’s”. The Borrowers will not request any Borrowing or Letter of Credit, and the Borrowers shall not use, and shall procure that their Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C)  in any manner that would result in the violation of any Sanctions applicable to any party hereto. The foregoing clauses (B) and (C) of this Section 5.08 will not apply to any party hereto to which the Blocking Regulation applies, if and to the extent that such representations are or would be unenforceable pursuant to, or would otherwise result in a breach and/or violation of, (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in the United Kingdom.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated (or, in the case of any Letter of Credit extending past the Revolving Maturity Date, been cash collateralized in accordance with Section 2.06(j)) and all LC Disbursements shall have been reimbursed, each of the Borrowers covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)            Indebtedness created hereunder;

(b)            Indebtedness and commitments to provide Indebtedness existing on the date hereof and set forth on Schedule 6.01 (and any guaranties by the Borrowers thereof) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(c)            Indebtedness of any Borrower to any Subsidiary and of any Subsidiary to any Borrower or any other Subsidiary;

(d)           Guarantees, including Net Worth Maintenance agreements or similar capital support or credit enhancement agreements, by the Parent or any Subsidiary of the obligations of the Parent or any Wholly-Owned Subsidiary of the Parent; provided, however, that (i) this clause (d) shall not permit any Guarantee by a Subsidiary which is not a Borrower of the obligations of a Borrower unless such Subsidiary has also guaranteed the Obligations pursuant to a guarantee in form and substance reasonably satisfactory to the Administrative Agent), (ii) no Subsidiary other than a Borrower shall Guarantee the Indebtedness of any Special Purpose Entity and (iii) any Guarantee by a Borrower of the Indebtedness of a Special Purpose Entity shall rank pari passu with, or be subordinated to, the Obligations;

(e)            Indebtedness in respect of Trust Preferred Securities or other instruments of the same or a similar character issued by a trust or other special purpose entity formed by a Borrower as to which no Subsidiary (other than a Borrower, such trust or other special purpose entity) has any obligation, together with all guaranty obligations owing by a Borrower in respect thereof and constituting Subordinated Indebtedness;

(f)            Indebtedness assumed in connection with any Acquisition, provided that such Indebtedness is not incurred in contemplation of such Acquisition and no other Subsidiary (other than the Subsidiary being acquired, if applicable) has any liability or obligations in respect of such Indebtedness;

(g)           Indebtedness in respect of (i) collateralized letters of credit in the ordinary course of business of insurance or reinsurance operations or (ii) letters of credit which are to support the capital requirements applicable to the Borrowers or any Subsidiary at Lloyd’s of London;

(h)           Indebtedness in respect of letters of credit in the ordinary course of business as long as with respect to any such letter of credit at the time of issuance of any such letter of credit no Default shall have occurred and be continuing or would result from such issuance;

(i)            Indebtedness incurred by the Borrowers and Special Purpose Entities in addition to the foregoing to the extent that after giving effect thereto the Borrowers are in compliance with Section 6.09; and

(j)            Indebtedness incurred by the Subsidiaries of the Borrowers (which Subsidiaries are not themselves Borrowers), provided that the aggregate outstanding principal amount of Indebtedness permitted by this clause shall not at any time exceed $100,000,000.

For purposes of determining compliance with this Section 6.01, the Borrowers will be entitled to divide an item of Indebtedness that meets the criteria of one of the categories of Indebtedness described in clauses (a) through (i) above between such applicable clause and any other clause of this Section 6.01 the criteria of which such item of Indebtedness also meets.

SECTION 6.02. Liens. The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)            Permitted Encumbrances;

(b)            Liens which (x) do not secure Indebtedness and (y) are incurred in the ordinary course of business, including Liens granted in connection with any Swap Agreement or investments, trades, facilities or other arrangements with any counterparty, securities or other broker/dealer or clearing exchange; provided that the aggregate amount of all obligations secured pursuant to this clause (b) shall at no time exceed $150,000,000; and

(c)            Liens on cash or debt securities and other investments pursuant to Section 6.04(a) securing (i) Indebtedness permitted pursuant to Section 6.01(g) or (ii) obligations under or in respect of any Primary Policy, Reinsurance Agreement, Industry Loss Warranty and/or collateralized trusts, withheld balances or other collateral or security arrangements in the ordinary course of reinsurance or insurance business.

For purposes of determining compliance with this Section 6.02, the Borrowers will be entitled to divide an item of Liens that meets the criteria of one of the categories of Liens described in clauses (a) and (b) above between or among such applicable clause and any other clause of this Section 6.02 the criteria of which such item of Liens also meets.

SECTION 6.03. Fundamental Changes. (a) The Borrowers will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, consummate a Division as the Dividing Person or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into or consolidate with a Borrower in a transaction in which such Borrower is the surviving corporation, (ii) any Subsidiary (other than a Borrower) may merge into or consolidate with any Person in a transaction in which the surviving entity is a Borrower or a Subsidiary, (iii) a Person may be merged into a Borrower or any Subsidiary pursuant to a Permitted Acquisition, (iv) any Subsidiary that is an LLC may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Wholly-Owned Subsidiaries at such time, or, with respect to assets not so held by one or more Wholly-Owned Subsidiaries, such Division, in the aggregate would otherwise result in an Asset Disposition permitted by Section 6.03(b), and (v) any Subsidiary (other than a Borrower) may liquidate or dissolve if the Borrowers determine in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b)            The Borrowers will not, nor will they permit any Subsidiary to, make any Asset Disposition except for (i) Asset Dispositions expressly permitted by Sections 6.06 or 6.07, (ii) other Asset Dispositions of property that, together with all other property of the Borrowers and the Subsidiaries previously leased, sold or disposed of in Asset Dispositions made pursuant to this Section 6.03(b) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the property of the Parent and its Subsidiaries; provided that under no circumstances shall the Equity Interests in a Borrower be included in a permitted Asset Disposition (except with respect to the transactions contemplated by the Specified S1200 Sale to the extent permitted by the following clause (iii)) and (iii) other Asset Dispositions of property pursuant to the consummation of the Specified S1200 Sale so long as no Event of Default under Sections 7(a), (b), (h) or (i) shall have occurred and be continuing at the time of the consummation of such sale.

(c)            The Borrowers will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Parent and its Subsidiaries on the date of execution of this Agreement and businesses complementary, reasonably related or incidental thereto.

Notwithstanding anything to the contrary in this Section 6.03, in no event shall the Merger or any transactions consummated in connection with or contemplated by the Merger Agreement constitute a breach and/or violation of this Section 6.03 so long as the foregoing are consummated in accordance with the Merger Agreement.

SECTION 6.04. Investments and Acquisitions. The Borrowers will not, and will not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with, or as a Division Successor pursuant to the Division of, any Person that was not a Wholly-Owned Subsidiary prior to such merger or Division) any capital stock or other equity securities (including any option, warrant or other right to acquire any of the foregoing) of any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a)            investments complying with the terms of the Argo Investment Policy;

(b)            subject to the provisions of this Section 6.04 and, as applicable, the requirements contained in the definition of Permitted Acquisition, the Parent and its Wholly-Owned Subsidiaries

may from time to time (i) effect Permitted Acquisitions for aggregate consideration (including Equity Interests and the assumption of Indebtedness) such that the Borrowers remain in compliance with the financial covenants set forth in Sections 6.09 and 6.10 and (ii) make investments in joint ventures; provided that (A) no Default is existing either at the time of the consummation of such proposed investment and immediately after giving effect thereto; provided that with respect to a Permitted Acquisition whose consummation is not conditioned on the availability of, or on obtaining, third party financing (including the assumption or incurrence of Indebtedness in connection therewith), the determination of whether this condition has been satisfied may be made, at the election of the Borrowers, at the time of the execution of the definitive agreement with respect to such Permitted Acquisition; provided further that no Default under Article VII(a) or (b) shall exist on the date of consummation of such Permitted Acquisition; (B) with respect to any such proposed investment for aggregate consideration (including Equity Interests and the assumption of Indebtedness) exceeding $85,000,000, (1) the Rating shall be at least BBB- both immediately before the consummation of such proposed investment and immediately after giving effect thereto (and after giving effect to any adjustment of the Rating associated with the consummation of such proposed investment) and (2) the Administrative Agent shall have received written notice of any such proposed investment and information materials related thereto in form and substance reasonably satisfactory to it from the Borrower Representative not less than 5 days prior to the consummation of such investment (or such shorter period as may be agreed to by the Administrative Agent in its sole discretion) and (C) the aggregate amount invested in joint ventures pursuant to this Section 6.04(b) (valued at initial cost less dividends and capital distributions) shall not exceed $85,000,000;

(c)            investments of any Person in existence at the time such Person becomes a Subsidiary pursuant to a Permitted Acquisition; provided that such investment was not made in connection with or in anticipation of such Person becoming a Subsidiary; and

(d)            investments by the Parent or any Subsidiary in any Subsidiary.

SECTION 6.05. Swap Agreements. The Borrowers will not, and will not permit any Subsidiary to, enter into any Swap Agreement, except (a) non-speculative Swap Agreements entered into to hedge or mitigate risks to which a Borrower or any Subsidiary has (or reasonably expects to have) actual exposure (other than those in respect of Equity Interests of a Borrower or any of its Subsidiaries), (b) non-speculative Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of a Borrower or any Subsidiary, (c) Swap Agreements entered into in connection with any Restricted Payments permitted to be made under Section 6.06(a)(ii) and (d) Swap Agreements entered into in accordance with the terms of the Argo Investment Policy.

SECTION 6.06. Restricted Payments. The Borrowers will not, and will not permit any Subsidiary to, declare, pay or make, or agree to declare, pay or make, directly or indirectly, any Restricted Payment, except:

(a)            (i) the Parent may declare and pay publicly announced and regularly scheduled dividends on its issued and outstanding common stock that is traded publicly on a national securities exchange, and (ii) the Parent or any Subsidiary may make stock repurchases and declare and make other Restricted Payments, in each case of or relating to the Equity Interests of the Parent, after the Effective Date; provided, however that no Restricted Payment shall be permitted to be declared, and no Restricted Payment (other than dividends declared in compliance herewith) shall be permitted to be paid, under this clause (a) if any Default is existing either at the time of the proposed Restricted Payment or immediately after giving effect thereto;

(b)            Parent may pay dividends payable solely in its common stock;

(c)            (i) any Wholly-Owned Subsidiary may declare and pay dividends to its equity holder, (ii) any Subsidiary that is not a Wholly-Owned Subsidiary may declare and pay dividends pro rata to its equity holders and (iii) any Subsidiary may declare and pay or make other Restricted Payments to any of the Borrowers or to a Wholly-Owned Subsidiary; provided, however, that Argo US shall not make any Restricted Payment pursuant to this clause (c) upon the occurrence and during the continuance of a Default or if a Default would result therefrom; and

(d)            the Parent or any Subsidiary may make Restricted Payments in respect of Trust Preferred Securities or other instruments described in Section 6.01(e) so long as no Default is existing either at the time of the proposed Restricted Payment or immediately thereafter.

SECTION 6.07. Transactions with Affiliates. The Borrowers will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to such Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Parent and its Wholly Owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.06 and (d) as permitted by Section 6.01(d) or Section 6.04.

SECTION 6.08. Restrictive Agreements. The Borrowers will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrowers or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the obligations of the Borrowers hereunder or under any guaranty thereof, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to the Borrowers or any other Subsidiary or to Guarantee Indebtedness of the Borrowers or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, regulation or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) or to restrictions and conditions similar to those set forth in the Trust Preferred Securities upon the ability of special purpose trust Subsidiaries and other entities to pay dividends or make distributions related to Indebtedness of the same or similar character as the Trust Preferred Securities, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to customary provisions in joint venture agreements entered into in the ordinary course of business that restrict pledges or transfers of ownership interests in such Persons, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.09. Maximum Leverage Ratio. The Borrowers will not permit the Leverage Ratio to exceed .35 to 1.00 (i) prior to the Merger Consummation Date, at any time and (ii) upon the occurrence of the Merger Consummation Date and thereafter, as of the end of any fiscal quarter on and after the Merger Consummation Date.

SECTION 6.10. Tangible Net Worth. The Parent will not permit, (a) prior to the Merger Consummation Date, at any time and (b) upon the occurrence of the Merger Consummation Date and thereafter, as of the end of any fiscal quarter on and after the Merger Consummation Date, its Tangible Net Worth to be less than the sum of (i) $1,151,400,000 plus (ii) 50% of the positive Net Income of the Parent and its Subsidiaries for each fiscal quarter ending after September 30, 2022 plus (iii) 50% of the net proceeds received by the Parent and its Subsidiaries from the issuance and sale of Equity Interests of the Parent or any Subsidiary (other than the issuance to the Parent or a Wholly-Owned Subsidiary and the issuance in connection with any director or employee stock plan or other director or employee compensation arrangements), including any conversion of debt securities of the Parent or any Subsidiary into Equity Interests after September 30, 2022; provided, that, notwithstanding the foregoing, this clause (iii) shall not include any such net proceeds received to the extent such net proceeds are used to repay senior Indebtedness that is pari passu with the Obligations.

SECTION 6.11. Sale and Leaseback Transactions. Except for Sale and Leaseback Transactions entered into in the ordinary course of business with respect to real property owned by the Borrowers on the Effective Date or acquired thereafter pursuant to a Permitted Acquisition or with respect to any personal property, the Borrowers will not, and will not permit any Subsidiary to, enter into or suffer to exist any Sale and Leaseback Transaction.

SECTION 6.12. Rating. The Borrowers will cause all Significant Insurance Subsidiaries of Argo US to at all times maintain an AM Best Financial Strength Rating of at least B++.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)            any of the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement or any cash collateral amount due pursuant to Section 2.06(j) when and as the same shall become due and payable (including under Section 2.20 hereof), whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)            any of the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)            any representation or warranty made or deemed made by or on behalf of any of the Borrowers or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made;

(d)            any of the Borrowers shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02, 5.03 (with respect to such Borrower’s existence), 5.08 or in Article VI;

(e)            any of the Borrowers shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower Representative (which notice will be given at the request of any Lender);

(f)            any of the Borrowers or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (other than the Obligations), when and as the same shall become due and payable (giving effect to any applicable cure period relating thereto);

(g)            any event or condition occurs that results in any Material Indebtedness or any Trust Preferred Security Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or Trust Preferred Security Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness or Trust Preferred Security Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, winding-up, administration, reorganization or other relief in respect of any of the Borrowers or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, administration, receivership or similar law now or hereafter in effect or (ii) the appointment of a liquidator, receiver, trustee, custodian, sequestrator, conservator, administrator, administrative receiver or similar official for any of the Borrowers or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            any of the Borrowers or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, winding-up, administration, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a liquidator, receiver, trustee, custodian, sequestrator, conservator, administrator or similar official for any of the Borrowers or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)            any Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)            one or more judgments for the payment of money in an aggregate amount in excess of $30,000,000 shall be rendered against any Borrower, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower or any Significant Subsidiary to enforce any such judgment;

(l)            an ERISA Event or circumstance in respect of any Foreign Pension Plan shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events and such circumstances that have occurred, could reasonably be expected to result in a Material Adverse Effect and continues unremedied for five (5) Business Days;

(m)            a Change in Control shall occur;

(n)            obligations owing in connection with the Trust Preferred Securities or any other Subordinated Indebtedness shall at any time and for any reason cease to be fully subordinated to the Obligations outstanding in connection with the Credit Documents;

(o)            any governmental authority revokes or fails to renew any material license, permit or franchise of any Borrower or any Significant Insurance Subsidiary, or any Borrower or any Significant Insurance Subsidiary for any reason loses any material license, permit or franchise, or any Borrower or any Significant Insurance Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise, which could reasonably be expected to result in losses or liability of the Borrowers or any of the Significant Insurance Subsidiaries, individually or in the aggregate, in excess of $15,000,000 and such event shall continue unremedied for a period of five (5) Business Days;

then, and in every such event (other than an event with respect to any of the Borrowers described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any of the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and each of the LC Issuers hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower Representative or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent, including JP Morgan Europe Ltd. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the LC Issuers and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the LC Issuers, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative

Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

The Administrative Agent shall be permitted from time to time to designate one of its Affiliates to perform the duties to be performed by the Administrative Agent hereunder with respect to Loans and Borrowings denominated in Foreign Currencies. The provisions of this Article VIII shall apply to any such Affiliate mutatis mutandis.

The Lenders identified on the front page of this Agreement as Co-Syndication Agents or Co-Documentation Agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in this Article VIII.

Each of the Lenders and the LC Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion: (a) to release any Lien on any property granted to or held by the Administrative Agent under any Security Document (i) upon termination of the Commitments of the Lenders under this Agreement and payment in full of all Obligations (other than contingent indemnification obligations and unasserted expense reimbursement obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been cash collateralized or backstopped to the reasonable satisfaction of the applicable LC Issuer), (ii) that is sold or otherwise disposed of (other than to a Borrower) or to be sold or otherwise disposed of as part of or in connection with any conveyance, sale, transfer or other disposition expressly permitted hereunder or under any other Credit Document, or (iii) subject to Section 9.02, if approved, authorized or ratified in writing by the Required Lenders; and (b) in accordance with the terms of this Agreement, to release AIH and AUA from their respective obligations under this Agreement as a “Borrower” and from all other respective obligations under the Credit Documents upon consummation of the Specified S1200 Sale in accordance with 6.03(b)(iii). Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release AUA or AIH from its obligations under the Credit Documents pursuant to this paragraph. In each case as specified in this paragraph, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Borrower such documents as such Borrower may reasonably request to evidence the release of any such item of Collateral from the assignment and security interest granted under the Security Documents or to release AUA or AIH from its obligations under the Credit Documents (including, without limitation, a short-form release agreement in form and substance reasonably acceptable to AUA and/or AIH and the Administrative Agent), in each case in accordance with the terms of the Credit Documents and this paragraph. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Borrower in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this paragraph shall be conclusive, absent manifest error. Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower for the purpose of making such erroneous Payment. Each party’s obligations under this paragraph shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Credit Document.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy (if a telecopy number is provided below), as follows:

(i)            if to any Borrower, to it c/o Argo Group US, Inc., 711 Broadway, Suite 400, San Antonio, Texas 78215, Attention of Scott Kirk, (email: Scott.Kirk@argolimited.com); with a copy to Lynn Geurin, (email: lgeurin@argogroupus.com) and Allison Kiene, (email: allison.kiene@argogroupus.com);

(ii)            if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 10 S. Dearborn, Floor L2, Suite IL1-0480, Chicago, IL 60603, Attention of Jeffrey Lenhard (Telephone No.: (302) 634-7061 and email: jeffrey.lenhard@chase.com);

(iii)            if to the Administrative Agent for Term Benchmark Loans and/or RFR Loans in Foreign Currencies, to J.P. Morgan Europe Limited, 125 London Wall, London EC1W 2JD, Attention of Ching Loh/The Manager, Telecopy No. +44(0) 207 777 2360);

(iv)            if to the Issuing Agent, to it at JPMorgan Chase Bank, N.A., 10 S. Dearborn, Floor L2S, Suite IL1-0480, Chicago, IL 60603, Attention of Muoy Lim (Telecopy No. (888) 303-9732); and

(v)            if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)            Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems or other electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower Representative may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)            Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d)            Electronic Systems.

(i)            Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the LC Issuers and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)            Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender, any LC Issuer or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Credit Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any LC Issuer by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any LC Issuer or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the LC Issuers and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any LC Issuer may have had notice or knowledge of such Default at the time.

(b)            Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change any portion of this Agreement in a manner that would alter the pro rata nature of payments, loans and Commitment reductions under this Agreement, without the written consent of each Lender, (v) change any of the provisions of this Section or the definitions of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release any Borrower from any of its joint and several liabilities in respect of the Obligations without the written consent of each Lender (provided, that, notwithstanding the foregoing or anything to the contrary set forth herein, no consent of any Lender, LC Issuer or the Administrative Agent shall be required with respect to such release of AIH and/or AUA as set forth herein upon the consummation of the Specified S1200 Sale in accordance with Section 6.03(b)(iii)) or (vii) change any provision of Sections 2.06(d), 2.06(j), 2.10(g) or 2.10(h) without the consent of each Lender adversely affected thereby; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any LC Issuer hereunder without the prior written consent of the Administrative Agent or any LC Issuer, as the case may be.

(c)            Notwithstanding the foregoing, Schedule 3.11 hereto shall be deemed amended without the consent of any other party solely to reflect revisions or supplements of the type described in the parenthetical in the first sentence of Section 3.11 upon the delivery by the Borrower Representative to the Administrative Agent of a revised Schedule 3.11 reflecting such revisions and supplements.

(d)            Notwithstanding the foregoing, no amendment or amendment and restatement of this Agreement which is in all other respects approved by the Lenders in accordance with this Section 9.02 shall require the consent or approval of any Lender (i) which immediately after giving effect to such amendment or amendment and restatement, shall have no Commitment or other obligation to maintain or extend credit under this Agreement (as so amended or amended and restated), including, without limitation, any obligation in respect of any drawing under or participation in any Letter of Credit and (ii) which, substantially contemporaneously with the effectiveness of such amendment or amendment and restatement, is paid in full all amounts owing to it hereunder (including, without limitation principal, interest and fees, but excluding unmatured contingent obligations). From and after the effectiveness of any such amendment or amendment and restatement, any such Lender shall be deemed to no longer be a “Lender” hereunder or a party hereto; provided, that any such Lender shall retain the benefit of indemnification and other provisions hereof which, by the terms hereof would survive a termination of this Agreement.

(e)            Notwithstanding the foregoing, upon the execution and delivery of all documentation required by Section 2.09(e) to be delivered in connection with an increase to the aggregate Revolving Commitments, the Administrative Agent, the Borrowers and the new or existing Lenders whose Revolving Commitments have been affected may and shall enter into an amendment hereof (which shall be binding on all parties hereto and the new Lenders) solely for the purpose of reflecting any new Lenders and their new Revolving Commitments and any increase in the Revolving Commitment of any existing Lender.

(f)            Notwithstanding the foregoing, the Administrative Agent and the Borrowers may amend any Credit Document to correct administrative or technical errors or omissions, or to effect administrative changes that are not adverse to any Lender and any such amendment shall become effective without any further consent of any other party to such Credit Document.

SECTION 9.03. Expenses; Indemnity; Damage Waiver; Limitation of Liability. (a) The Borrowers shall pay (i) all reasonable, documented out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one firm of legal counsel for the Administrative Agent plus any required local counsel, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) without duplication of amounts otherwise payable hereunder, all reasonable, documented out-of-pocket expenses incurred by any LC Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented out-of-pocket expenses incurred by the Administrative Agent, any LC

Issuer or any Lender, including the fees, charges and disbursements of (A) (1) one primary counsel and, as deemed appropriate by the Administrative Agent, one additional local counsel and/or regulatory counsel in each applicable jurisdiction for the Administrative Agent and (2) one primary counsel and, as deemed appropriate by the Lenders, one additional local and/or regulatory counsel for all the Lenders in each applicable jurisdiction (as well as additional counsel for the Lenders in light of actual or potential conflicts of interest), and (B) a financial advisor for the Administrative Agent, the LC Issuers and the Lenders, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)            The Borrowers shall indemnify the Administrative Agent, each LC Issuer and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any LC Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any of the Borrowers’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulting from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)            To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent or any LC Issuer under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such LC Issuer, as the case may be, such Lender’s Revolving Commitment Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such LC Issuer in its capacity as such.

(d)            To the extent permitted by applicable law (i) the Borrowers shall not assert, and the Borrowers hereby waive, any claim against the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent any LC Issuer and any Lender, and any Related

Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the internet) except to the extent arising from the gross negligence or willful misconduct of the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent any LC Issuer and any Lender, or any Lender-Related Person, and (ii) no party hereto shall assert, and each such party hereby waives, any losses, claims (including intraparty claims), demands, damages or liabilities of any kind against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrowers of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)            All amounts due under this Section shall be payable not later than ten days after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any LC Issuer that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any LC Issuer that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the LC Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(ii)            the Parent; provided that after the passage of ten (10) Business Days from receipt of written notice to the Parent from the Administrative Agent of a proposed assignment without the Parent giving the Administrative Agent written notice of the Parent’s objection to such assignment, the Parent shall be deemed to have consented to such assignment; provided further that no consent of the Parent shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(iii)            the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment;

(iv)            the Issuing Agent; and

(v)            each Fronting Bank.

(vi)            Assignments shall be subject to the following additional conditions:

(vii)            except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Parent and the Administrative Agent otherwise consent, provided that no such consent of the Parent shall be required if an Event of Default has occurred and is continuing;

(viii)            each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(ix)            the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(x)            the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers and their affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) any Borrower or any of their Affiliates, (d) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof (provided that such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business) or (e) solely with respect to the Revolving Credit Facility, any Person which is not an NAIC Approved Bank.

(xi)            Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03); provided, however, that no Lender may assign any obligation under a Several Letter of Credit unless such Several Letter of Credit is either amended or returned by the beneficiary and reissued by the Issuing Agent, removing or amending, as the case may be, the assigning Lender’s percentage obligations and replacing or amending the same with the percentage obligations of the assignee. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(xii)            The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of (and stated interest on) the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the LC Issuers and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any LC Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(xiii)            Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants), the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and

Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)            Any Lender may, without the consent of the Borrowers, the Administrative Agent or any LC Issuer, sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the LC Issuers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrowers and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at any Borrower’s request and expense, to use reasonable efforts to cooperate with such Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment or other obligation is in registered form under Section

5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, LC Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding (unless, in the case of Fronted Letters of Credit, such Fronted Letters of Credit have been cash collateralized or backstopped in a manner reasonably satisfactory to the applicable Fronting Banks and the Administrative Agent) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)            Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Credit Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Credit Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Credit Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Credit Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Borrowers, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Credit Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Credit Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Credit Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Credit Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any of the Borrowers against any of and all the obligations of such Person now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)            Each of the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any LC Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrowers or their respective properties in the courts of any jurisdiction.

(c)            Each of the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the LC Issuers and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the NAIC), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any LC Issuer or any Lender on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from the Borrowers relating to any Borrower or its business, other than any such information that is available to the Administrative Agent, any LC Issuer or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION

CONCERNING THE PARENT AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS AND THEIR AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES) AND ITS SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Person, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

SECTION 9.15. Conversion of Currencies. (a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)            The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.16. Appointment and Authorization of Borrower Representative.

(a)            Each Borrower hereby designates, appoints, authorizes and empowers Argo US as its agent to act as specified in the capacity of Borrower Representative under this Agreement and each of the other Credit Documents and Argo US hereby acknowledges such designation, authorization and empowerment, and accepts such appointment. Each Borrower hereby irrevocably authorizes and directs the Borrower Representative to take such action on its behalf under the respective provisions of this Agreement and the other Credit Documents, and any other instruments, documents and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Borrower Representative by the respective terms and provisions hereof and thereof, and such other powers as are reasonably incidental thereto, including, without limitation, to take the following actions for and on such Borrower’s behalf:

(i)            to submit on behalf of each Borrower Borrowing Requests, and notices of conversion or continuation of Loans to the Administrative Agent in accordance with the provisions of this Agreement, each such notice to be submitted by the Borrower Representative to the Administrative Agent as soon as practicable after its receipt of a request to do so from a Borrower; and

(ii)            to submit on behalf of each Borrower requests for the issuance of Letters of Credit in accordance with the provisions of this Agreement, each such request for the issuance of a Letter of Credit to be submitted by the Borrower Representative as soon as practicable after its receipt of a request to do so from any Borrower.

(b)            The Borrower Representative is further authorized and directed by each of the Borrowers to take all such actions on behalf of such Borrower necessary to exercise the specific powers granted in clauses (i) and (ii) above and to perform such other duties hereunder and under the other Credit Documents, and deliver such documents as delegated to or required of the Borrower Representative by the terms hereof or thereof. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Credit Documents from the Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to the Borrower Representative on behalf of such Borrower or Borrowers. Each

Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

(c)            The Borrower Representative may perform any of its duties hereunder or under any of the other Credit Documents by or through its agents or employees.

(d)            Each Borrower (other than Argo US) hereby irrevocably appoints Argo US as its agent to receive on behalf of itself and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to such Borrower in care of Argo US at its address set forth in Section 9.01(a) hereto. Each Borrower hereby irrevocably authorizes and directs Argo US to accept such service on its behalf.

SECTION 9.17. No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”) may have economic interests that conflict with those of the Parent, its stockholders and/or its Affiliates. The Borrowers agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Borrower, its stockholders or its Affiliates, on the other. The Borrowers acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrowers, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrowers, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrowers, their respective stockholders or Affiliates on other matters) or any other obligation to the Borrowers except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrowers, their management, stockholders, creditors or any other Person. The Borrowers acknowledge and agree that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrowers agree that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty, to the Borrowers in connection with such transactions or the process leading thereto.

SECTION 9.18. Termination of Existing Agreement. The Lenders party to this Agreement, in their capacities as “Lenders” under the Credit Agreement dated as of March 3, 2017 among the Borrowers, the lenders party thereto and the Administrative Agent (as amended, the “Existing Agreement”), constituting the Required Lenders (as such term is defined in the Existing Agreement) thereunder, hereby waive (a) the notice required pursuant to Section 2.11(b) thereof of the prepayment of obligations thereunder contemplated by Section 4.01(f) hereof and (b) the notice required pursuant to Section 2.09(c) thereof to terminate the Commitments (as such term is defined in the Existing Agreement) thereunder and agree with Borrower that upon effectiveness of this Agreement, the Existing Agreement, the other Credit Documents (as such term is defined in the Existing Agreement), the Commitments (as such term is defined in the Existing Agreement) and the Obligations (as such term is defined in the Existing Agreement) (other than those that expressly survive termination) will be terminated without any further act of any Person.

SECTION 9.19. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.20. Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.21. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that none of the Administrative Agent, or any Arranger, any Co-Syndication Agent, any Co-Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto).

(c)            The Administrative Agent, and each Arranger, Co-Syndication Agent and Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Credit Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

[Signature pages follows]

Schedule 1.02

PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Term Benchmark Spread for Revolving Loans	1.25%	1.375%	1.50%	1.75%	2.125%
Alternate Base Rate Spread for Revolving Loans	.25%	.375%	.50%	.75%	1.125%
RFR Spread for Revolving Loans	1.25%	1.375%	1.50%	1.75%	2.125%
Term Benchmark Spread for Term Loans	1.00%	1.125%	1.25%	1.50%	1.875%
Alternate Base Rate Spread for Term Loans	.00%	.125%	.25%	.50%	.875%
RFR Spread for Term Loans	1.00%	1.125%	1.25%	1.50%	1.875%

Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Commitment Fee	.15%	.20%	.225%	.275%	.375%
Letter of Credit Fee	1.25%	1.375%	1.50%	1.75%	2.125%
Secured Letter of Credit Fee	.30%	.35%	.40%	.50%	.575%

“Level I Status” exists at any date if, on such date, the S&P Rating or Fitch Rating is BBB+ or better or the Moody’s Rating is Baa1 or better.

“Level II Status” exists at any date if, on such date, (i) the Borrowers have not qualified for Level I Status and (ii) the S&P Rating or Fitch Rating is BBB or better or the Moody’s Rating is Baa2 or better.

“Level III Status” exists at any date if, on such date, (i) the Borrowers have not qualified for Level I Status or Level II Status and (ii) the S&P Rating or Fitch Rating is BBB- or better or the Moody’s Rating is Baa3 or better.

“Level IV Status” exists at any date if, on such date, (i) the Borrowers have not qualified for Level I Status, Level II Status or Level III Status and (ii) the S&P Rating or Fitch Rating is BB+ or better or the Moody’s Rating is Ba1 or better.

“Level V Status” exists at any date if, on such date, the Borrowers have not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

“Fitch Rating” means, at any time, the issuer credit rating (or comparable rating) issued by Fitch and then in effect with respect to Argo US or Parent.

“Moody’s Rating” means, at any time, the issuer credit rating (or comparable rating) issued by Moody’s and then in effect with respect to Argo US or Parent.

“Rating” means a Moody’s Rating, a Fitch Rating or an S&P Rating.

“S&P Rating” means, at any time, the issuer credit rating issued by S&P and then in effect with respect to Argo US or Parent.

The Applicable Rate shall be determined in accordance with the foregoing table based on the Borrowers’ Status as determined from the then-current Moody’s Rating, Fitch Rating and S&P Ratings. The Rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time only one Rating exists, then Status shall be determined on the basis of the existing Rating. If at any time a Borrower has no Moody’s Rating, no Fitch Rating and no S&P Rating, Level V Status shall exist. If at any time a different credit rating is issued by either Moody’s, Fitch or S&P, then the highest of such credit ratings shall apply (with the credit rating for Level I being the highest and the credit rating for Level V being the lowest), unless there is a split in credit ratings of more than one Level, in which case the Level that is one Level higher than the Level of the lowest credit rating shall apply.

If on any date of determination of the Moody’s Rating, Fitch Rating or S&P Rating, as applicable, there exists both an Argo US rating by such rating agency and a Parent rating by such rating agency and there is a split between such ratings, then the higher of such ratings shall apply for purposes of determining the Moody’s Rating, Fitch Rating or S&P Rating, as applicable, (unless there is a split in the ratings of such ratings agency by more than one level, in which case the level that is one level higher than the lower rating shall apply).

Until adjusted after the Effective Date, Level III Status shall be deemed to exist.

2

Schedule 1.03

ADVANCE RATES

Eligible Collateral	Advance Rate (expressed as a percentage of principal amount)
Cash: Dollars and any overnight or other investment money market funds of the Collateral Agent or Administrative Agent (or an Affiliate of the Collateral Agent or Administrative Agent) at which a Collateral Account is held	100%

Time Deposits, CDs, Money Market Deposits and Money Market Mutual Funds:

Time deposits, certificates of deposit and money market deposits, denominated in Dollars, of any commercial bank incorporated in the United States with a rating of at least (i) AA- from S&P, (ii) Aa3 from Moody’s or (ii) AA- from Fitch and maturing within two years from the date of determination. Money market mutual funds with institutions not affiliated with the Lenders with same-day liquidity and with a rating of (i) AAA from S&P, (ii) Aaa from Moody's, (iii) AAA from Fitch or (iv) 1 by the NAIC Securities Valuation Office.

90%

U.S. Government Securities:

Securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof).

With maturities of (x) two years or less from the date of determination, 95%, (y) more than two years and ten years or less from the date of determination, 90% and (z) more than ten years from the date of determination, 85%
Investment Grade Municipal Bonds Level I: Municipal bonds maturing within eleven years from the date of determination rated at least (i) AAA from S&P, (ii) Aaa from Moody's or (iii) AAA from Fitch.	90%

Investment Grade Nonconvertible Corporate Bonds Level I:

Nonconvertible corporate bonds denominated in Dollars or Foreign Currencies which are traded publicly maturing within eleven years from the date of determination rated (a) at least (i) AA- from S&P, (ii) Aa3 from Moody's or (iii) AA- from Fitch, or (b) in the case of corporate bonds rated solely by DBRS, at least AA low from DBRS.

With maturities of (x) two years or less from the date of determination, 90% and (y) more than two years and eleven years or less from the date of determination, 85%

Eligible Collateral	Advance Rate (expressed as a percentage of principal amount)
Investment Grade Nonconvertible Corporate Bonds Level II: Nonconvertible corporate bonds denominated in Dollars or Foreign Currencies which are traded publicly, maturing within eleven years from the date of determination rated (a) at least (i) A- from S&P, (ii) A3 from Moody's or (iii) A- from Fitch, or (b) in the case of corporate bonds rated solely by DBRS, at least A low from DBRS.	80%
Commercial Paper: Commercial paper issued by any entity organized in the United States and denominated in Dollars and maturing not more than one year after the date of determination rated at least (i) A-1 or the equivalent thereof by S&P, (ii) P-1 or the equivalent thereof by Moody's or (iii) F-1 or the equivalent thereof by Fitch.	90%

Agency Securities:

(i) Single-class mortgage participation certificates in book-entry form and denominated in Dollars backed by single-family residential mortgage loans, the full and timely payment of interest at the applicable certificate rate and the ultimate collection of principal of which are guaranteed by the Federal Home Loan Mortgage Corporation (excluding REMIC or other multi-class pass-through certificates, collateralized mortgage obligations, pass-through certificates backed by adjustable rate mortgages, securities paying interest or principal only and similar derivative securities); (ii) single-class mortgage pass-through certificates in book-entry form and denominated in Dollars backed by single-family residential mortgage loans, the full and timely payment of interest at the applicable certificate rate and ultimate collection of principal of which are guaranteed by the Federal National Mortgage Association (excluding REMIC or other multi-class pass-through certificates, pass-through certificates backed by adjustable rate mortgages, collateralized mortgage obligations, securities paying interest or principal only and similar derivative securities); and (iii) single-class fully modified pass-through certificates in book-entry form and denominated in Dollars backed by single-family residential mortgage loans, the full and timely payment of principal and interest of which is guaranteed by the Government National Mortgage Association (excluding REMIC or other multi-class pass-through certificates, collateralized mortgage obligations,

With a weighted average life from the date of determination of (x) two years or less from the date of determination, 95%, (y) more than two years and ten years or less from the date of determination, 90% and (z) more than ten years from the date of determination, 85%

2

Eligible Collateral	Advance Rate (expressed as a percentage of principal amount)
pass-through certificates backed by adjustable rate mortgages, securities paying interest or principal only and similar derivatives securities), in each case rated at least CD AA- by S&P, (ii) Aa3 by Moody's or (iii) AA- by Fitch.

Asset-Backed Securities:

Asset-backed securities denominated in Dollars rated at least (i) AAA by S&P, (ii) Aaa by Moody's or AAA by Fitch; provided that (x) such securities are backed by credit card receivables, automobile loans, commercial mortgages or utility charges (as in rate reduction bonds) and have a weighted average life from the date of determination of 10 years or less and (y) asset-backed securities will not constitute Eligible Collateral if they are certificated securities that cannot be paid or delivered by book entry (and all asset-backed securities issued by an issuer incorporated in the United States of America must be capable of settlement through DTC).

85%
Other Securities: All other cash, investments, obligations or securities.	0%

3

Schedule 2.01

Commitments

As of the Amendment No. 3 Effective Date

Lender	Revolving Commitments	Outstanding Term Loans	Qualifying Lender? Y/N DTTP Reference Number (if applicable)
JPMorgan Chase Bank, N.A.	$30,000,000	$0	USA 13/M/0268710/DTTP
Wells Fargo Bank, N.A.	$30,000,000	$0	USA 13/W/61173/DTTP
Bank of America, N.A.	$30,000,000	$0	USA 13/B/7418/DTTP
U.S. Bank National Association	$25,000,000	$0
HSBC Bank USA, N.A.	$25,000,000	$0
HSBC Bank Bermuda Ltd.	$0	$0
Barclays Bank PLC	$20,000,000	$0
Frost Bank	$20,000,000	$0
PNC Bank N.A.	$20,000,000	$0
Goldman Sachs Bank USA	$20,000,000	$0
TOTAL	$220,000,000	$0

4

Schedule 2.17(g)

QPP Certificate

To:           [●] as [Parent or Administrative Agent]

From:       [Lender]

Dated:     [●]

Dear Sirs,

[Parent] – [US$325,000,000] Credit Agreement
dated [●] (as amended) (the “Credit Agreement”)

1.	We refer to the Credit Agreement. This is a QPP Certificate. Terms defined in the Credit Agreement have the same meaning in this QPP Certificate unless given a different meaning in this QPP Certificate.

2.	We confirm that:

(a)	we are beneficially entitled to all interest payable to us as a Lender under the Loan;

(b)	we are a resident of a qualifying territory; and

(c)	we are beneficially entitled to the interest which is payable to us on the Loan for genuine commercial reasons, and not as part of a tax advantage scheme.

These confirmations together form a creditor certificate.

3.	In this QPP Certificate the terms "resident", "qualifying territory", "scheme", "tax advantage scheme" and "creditor certificate" have the meaning given to them in the Qualifying Private Placement Regulations 2015 (2015 No. 2002).

[Name of Lender]

By:

[This QPP Certificate is required where a lender is a person eligible for the UK withholding tax exemption for qualifying private placements; a separate QPP Certificate should be provided by each such lender.]